                                                                     EXHIBIT 3.9

COLEMAN & GREIG SERVICES PTY LTD
Level 10
100 George Street
PARRAMATTA NSW 2150

CERTIFICATE OF REGISTRATION
ON CHANGE OF NAME

This is to certify that

CASE CORPORATION PTY LTD

AUSTRALIAN COMPANY NUMBER 000 031 130

did on the twenty-sixth day of March 2002 change its name to

CNH AUSTRALIA PTY LTD

AUSTRALIAN COMPANY NUMBER 000 031 130

The company is a proprietary company.

The company is limited by shares.

The company is taken to be registered under the Corporations Act 2001 in New South Wales and the date of commencement of registration is the tenth day of October, 1935.

                    Issued by the
                    Australian Securities and Investments Commission on this twenty-sixth day of March, 2002.

                    /s/ David Knott

                    David Knott
                    Chairman

                                                                        FORM 245

COLEMAN & GREIG SERVICES PTY LTD
ATTN: LISA JESSOP
10TH FL MCNAMARA CNT
100 GEORGE ST
PARRAMATTA NSW 2150

CERTIFICATE OF REGISTRATION                        (AUSTRALIAN SECURITIES LOGO)

ON CHANGE OF NAME

Corporations Law Sub-section 171 (12)

This is to certify that

J.I. CASE (AUSTRALIA) PTY LTD

AUSTRALIAN COMPANY NUMBER 000 031 130

did on the nineteenth day of May 1995 change its name to

CASE CORPORATION PTY LTD

AUSTRALIAN COMPANY NUMBER 000 031 130

The company is a  proprietary company.

The company is limited by shares.

The company is taken to be registered as a company under the Corporations Law of New South Wales.

                    Given under the seal of the
                    Australian Securities Commission
                    on this nineteenth day of May, 1995.

                    /s/ Alan Cameron

                    Alan Cameron
                    Chairman

(AUSTRALIAN SECURITIES
COMMISSION SEAL)

                               Companies Act 1899

                                       and

                               Companies Act 1961

                           A Company Limited by Shares

                                 --------------

                                   MEMORANDUM

                                       and

                             ARTICLES OF ASSOCIATION

                                       of

                       J. I. CASE (AUSTRALIA) PTY. LIMITED

                                 --------------

                          Parish, Patience & McIntyre,
                                   Solicitors,
                                115 Pitt Street,
                                     Sydney.
                                     25-6251

             Bonn Copying Service, 28 Martin Place, Sydney. 28-7114.

                               Companies Act 1899

                                       and

                               Companies Act 1961

                           A Company Limited by Shares

                            MEMORANDUM OF ASSOCIATION

                                       of

                       J. I. CASE (AUSTRALIA) PTY. LIMITED

1.    The name of the Company is "J. I. CASE (AUSTRALIA) PTY. LIMITED."

2. The registered office of the Company will be situate in Sydney in the State of New South Wales.

3.    The objects for which the Company is established are:-

      (l) To carry on the business of importers vendors manufacturers agents for and repairers of and dealers in tractors of all kinds motor agricultural implements motor cars motor cycles and sidecars and motor tricycles motor boats motor engines oil engines machinery of all kinds and vehicles of any kind so constructed as to progress by means of automatic power whether by means of electricity steam gas oil petroleum kerosene benzine or otherwise and aeroplanes seaplanes and flying machines of every description and motor

                                       1.

            bodies motor carriages and cycles bicycles and tricycles and rubber tyres of all kinds and of all articles and things used in the manufacture maintenance and repair and working thereof and also all apparatus and implements and things for use in sports and games.

      (2) To carry on the business of motor body builders and upholsterers and of purchasing hiring or otherwise acquiring and making or manufacturing railway carriages and waggons and other carriages waggons carts trucks vehicles and conveyances of all kinds.

      (3) To carry on business as a motor garage proprietor and to let on hire motors motor cars motor cycles sidecars motor carriages and carriages of all kinds cycles bicycles tricycles and velocipedes and any other businesses which can conveniently be carried on in connection with the above.

      (4) To carry on the business of electrical engineers and contractors motor mechanical and general engineers machinists fitters millwrights founders wiredrawers tube makers metallurgists saddlers galvanisers japanners annealers enamellers electroplaters painters woodworkers rubber merchants and packing case makers.

      (5) To buy sell repair and deal both wholesale and retail in manufacture manipulate import and export all apparatus implements machinery materials substances articles and things of all kinds which shall be capable of being used in or for the purposes of any business herein mentioned or for the time being carried on by the Company or likely to be required by any customers of or persons having any dealings with any such business of the Company.

                                       2.

      (6) To carry on the business of merchants and dealers in and importers and exporters of all kinds of agronomic products and/or agronomic requisites and/or the business of exporting and/or importing and/or buying and selling as principals or agents of all kinds of agronomic products and/or agronomic requisites.

      (7) To carry on the business of manufacturing and/or preparing for sale in the most advantageous form or of applying any process in the nature of manufacturing to agronomic products and/or agronomic requisites which is or are capable of being manufactured or prepared for sale or to which any process in the nature of manufacturing is or can be applied.

      (8) To carry on all kinds of insurance business and all kinds of guarantee and indemnity business and in particular with out prejudice to the generality of the foregoing words to carry on life fire marine accident employers' liability workmen's compensation disease sickness survivorship burglary and robbery theft fidelity and transit insurance.

      (9) To carry on and undertake any business undertaking transaction or operation commonly carried on or undertaken by bankers capitalists promoters financiers concessionaires and contractors for public works and without in any manner limiting such objects but in addition thereto to lend money and negotiate loans to draw accept endorse discount buy sell and deal in bills of exchange promissory notes bonds debentures coupons and other negotiable instruments and securities; to issue on commission subscribe for take acquire and hold sell exchange and deal in shares stocks bonds obligations or securities of any Government authority or company; to form promote subsidise and

                                       3.

            assist companies syndicates and partnerships of all kinds; and to give any guarantee for the payment of money or the performance of any obligation or undertaking.

      (10) And without in any manner limiting the objects aforesaid but in addition thereto to carry on all or any one or more of the following businesses in any one or more of their or its branches and either wholesale or retail:-

                  The business of wholesale and retail importers of and merchants and dealers in all classes of goods wares and merchandise of every kind and nature including agronomic products and requisites.

                  The business of stock and station agents house land and estate agents auctioneers shipping agents commission agents machinery agents indent agents financial agents mortgage and insurance brokers and every other description of agency or brokerage.

                  The business of butchers and importers and exporters of and dealers in meat (wholesale and retail) and the business of slaughterers and keepers of abattoirs.

                  The business of buying and selling importing and exporting and dealers in all kinds of stock.

                  The business of fellmongers and/or dealers in wool skins and hides.

                  The business of boiling down works soap lard and candle manufacturers.

                  The business of cold storage and refrigerating works.

                                       4.

                  The business of general carriers railway and forwarding agents and warehousemen (bonded and free).

                  The business of shearing sheep chaff cutting threshing putting in and taking off crops clearing land erecting fences houses and buildings and sinking wells and dams and effecting other improvements and generally to carry on business as contractors for every work and operation needed on a farm orchard or sheep station in connection with the development improvement or working thereof.

                  The business of chaff mills and flour mills and of dealers in chaff flour and other produce.

                  The business of grain stores and elevators and the storage of all kinds of agronomic products and requisites.

                  The business of produce merchants and seedsmen.

                  The business of jute merchants agents or brokers and importers of and dealers in all jute goods and twine.

                  To buy take on lease or otherwise acquire clear plant fence and work let on lease or otherwise and sell timber estate and agricultural lands either in Australia or elsewhere and to carry on the business of farmers graziers meat and fruit preservers fruit growers wine growers merchants hotelkeepers brewers planters miners metallurgists timber merchants sawmill proprietors and timber growers quarry owners brickmakers and coal merchants builders lime makers woollen mills manufacturers of woollen goods pearling pearl buyers manufacturers of and dealers in

                                       5.

                  letters to hire repairers cleaners storers and warehousers lubricants cements solutions enamels and all things capable of being used therewith contractors for the construction of works both public and private.

      (11) To carry on any other business whether manufacturing or otherwise which may seem to the Company capable of being conveniently carried on in connection with any of the above businesses or calculated directly or indirectly to enhance the value of or render profitable any of the Company's property rights or undertakings for the time being.

      (12) To acquire and undertake the whole or any part of the business property and liabilities of any persons or company carrying on any business which this Company is authorised to carry on or possessed of property suitable for the purposes of this Company and to undertake all or any part of the liabilities of such persons or company.

      (13) To enter into partnership or into any agreement or arrangement for sharing profits union of interests co-operation joint adventure regulation of prices reciprocal concessions or the like or amalgamate with any person association or company carrying on or engaged in or about to carry on or engage in any business or transaction which this Company is authorised to carry on or engage in or any business or transactions capable of being conducted so as directly or indirectly to benefit this Company and to lend money to guarantee the contracts of or otherwise assist any such person association or company.

      (I4} To purchase acquire options over take on lease or on hire or on charter or in

                                       6.

            exchange apply for from the Crown or otherwise to acquire and hold any real or personal property leases claims licenses rights and privileges which the Company may think necessary for the purposes of its business and in particular for any land buildings easements minerals machinery plant appliances stock in trade locomotives rolling stock ships and vessels or any shares or interest in the same.

      (15) To pay for any real or personal property acquired or to be acquired by the Company either wholly in cash or wholly in shares or partly in one method and partly in the other or for any other consideration whatsoever; and any such shares may be issued as fully or partly paid up or which such amount credited as paid up thereon and with such special rights privileges and advantages as may be agreed upon.

      (16) To erect buildings of all descriptions mills refineries furnaces machinery and appliances construct tramways roads and all other works and conveniences which may seem conducive to the objects and purposes of the Company and to improve maintain repair manage develop and turn to account all or any part of the property of the Company.

      (17) To grant sell convey assign transfer exchange mortgage lease or grant rights of manufacturing options to purchase or licenses in respect of let hire or dispose of in any manner howsoever and either absolutely or for any term the undertaking and all or any part of the real or personal property of the Company or any estate or interest therein for such royalties or considerations and upon and subject to such terms conditions and stipulations and restrictions (if any) as may seem expedient.

                                       7.

      (18) To receive and take by way of consideration either wholly or in part for the undertaking or any property of the Company which may be sold or otherwise alienated or disposed of whether permanently or for a limited time or upon any amalgamation any royalties or interests or shares whether wholly or partially paid up or otherwise (and in the case of shares not fully paid up all such calls or other moneys as shall be payable in respect thereof) or debentures debenture stock or other securities of or in any company having objects wholly or in part similar to the objects for which the Company is formed or any other consideration whatsoever as may seem expedient.

      (19) To buy up or absorb any other company or partnership formed or to be formed for any one or more of the purposes for which this Company is formed and to unite or amalgamate with any other company or partnership in carrying out all or any of such purposes upon such terms and conditions as shall seem expedient.

      (20) To promote any company or companies for the purposes of acquiring all or any of the property and liabilities of this Company or for any other purpose which may seem directly or indirectly calculated to benefit this Company.

      (21) To distribute any of the property of the Company and in particular any shares of any other company among any of the members in specie either before or during the winding up of the Company.

      (22) To increase the capital of the Company by the issue of preferential or fully or partly paid up shares or otherwise as may be deemed expedient and to consolidate and divide such capital into shares of larger or smaller amounts.

                                       8.

      (23) To reduce the capital of the Company by the cancellation of any unissued shares or otherwise as may be deemed expedient.

      (24} To relinquish abandon surrender or give up with or without any consideration therefor any rights concessions or other property of the Company.

      (25) To remunerate either by with or in cash or other assets (and in particular any shares belonging to the Company in any other company) or otherwise any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of or underwriting any of the shares in the Company's capital or the capital of any other company promoted by the Company or any debentures debenture stock or other securities of the Company or such other company or in or about the formation or promotion of the Company or any such other company or the conduct of the business of the Company.

      (26) To invest and deal with the moneys of the Company not immediately required upon such investments and in such manner as may from time to time be determined.

      (27) To lend moneys to such persons or Companies and on such terms as may seem expedient and particularly to customers and others having dealings with this Company and to guarantee the performance of contracts and/or payment of moneys by any such persons or companies.

      (28) To borrow or raise money and secure the payment thereof in such manner as the Company shall think fit and in particular by the creation and issue of debentures or debenture stock perpetual or otherwise charged upon all or any of the Company's

                                       9.

            property real and personal present and future including its uncalled capital or by mortgage bill of sale pledge lien or charge on any of the property of the Company or on the bonds promissory notes acceptances or endorsements or credit of the Company or by the issue of preferential shares or in such other manner and upon such terms as shall seem fit.

      (29) To apply for purchase or otherwise acquire any patents licenses trade marks concessions options or privileges which may seem capable of being used for any of the purposes of the Company.

      (30) To establish and support or aid in the establishment and support of associations institutions funds trusts and conveniences calculated to benefit employees or ex-employees of the Company or the dependents or connections of such persons and to grant pensions and allowances and to make payments towards insurance and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public general or useful objects.

      (31) To enter into any arrangements with any Government or authorities municipal local or otherwise and to obtain from any such Government or authority any rights privileges and concessions which the Company may think it desirable to obtain.

      (32) To make draw accept endorse discount and negotiate bills of exchange promissory notes debentures and other negotiable instruments.

      (33) To take or otherwise acquire or hold shares in any other company having objects altogether or in part similar to those of this Company or carrying on any business capable of being conducted so as to directly

                                       10.

            or indirectly benefit this Company and to sell or otherwise dispose of or deal with the same.

      (34) To sign and execute all such liens assignments conveyances transfers mortgages leases contracts powers of attorney and all other deeds and instruments of every nature for carrying out the purposes aforesaid and to establish regulate and control in any State city or town of the Commonwealth of Australia or the Dominion of New Zealand or in London or elsewhere any branch offices depots places of business showrooms or agencies of the Company with or without local directors branch registers of shares and debentures and local seals.

      (35) To adopt such means of making known the products of the Company as may seem expedient and in particular by advertising in the Press by circulars by purchase and exhibition of works of art or interest by publication of books and periodicals and by granting prizes rewards and donations.

      (36) To do all or any of the above things in any of the Australian States or the Dominion of New Zealand Great Britain or elsewhere and either alone or in conjunction with others.

      (37) To do all such other acts and things as the Company or the Directors may deem to be incidental or conducive to the attainment of the above objects.

4.    The liability of members is limited.

5.    The share capital of the Company is One million pounds

                                       11.

((pound)1,000,000) divided into Two million (2,000,000) shares of Ten shillings (10/-) each provided that upon the adoption of the dollar as the unit of currency in Australia the capital of the Company shall become and be expressed as Two million dollars Australian ($A2,000,000) divided into Two million (2,000,000) shares of One dollar Australian ($A1) each.


                                       12.

WE THE SEVERAL PERSONS WHOSE NAMES AND ADDRESSES ARE SUBSCRIBED HERETO ARE DESIROUS OF BEING FORMED INTO A COMPANY IN PURSUANCE OF THIS MEMORANDUM OF ASSOCIATION AND WE RESPECTIVELY AGREE TO TAKE THE NUMBER OF SHARES IN THE CAPITAL OF THE COMPANY SET OPPOSITE OUR RESPECTIVE NAMES.

                                   No. of Shares
  Names, Addresses and             taken by each      Witness to all
  Description of Subscribers.      Subscriber.          Signatures.
--------------------------------   -------------      --------------
JAMES REID GEMMELL,                      One            R. Hough
"The Gairs,"                                            52 Hay St.
Hollowforth Avenue,                                      Croydon.
Neutral Bay.
  Business Manager.


LESLIE BOWMER,                           One            R. Hough.
47 Tambourine Bay Rd.
Lane Cove.
  Chartered Secretary.

FRANK ALFRED METTERS,                    One            R. Hough.
2 The Crescent,
Vaucluse.
  Engineer.

WILLIAM EWART GLADSTON   ODS,            One            R. Hough.
30 Portview Road,
Greenwich.
  Salesman.

HAROLD JACK CORDEROY,                    One            R. Hough.
74 Rawson Avenue,
Tamworth.
  Salesman.

ZATIE THELMA MINNIE HOWLETT,             One            R. Hough.
6l Rosehill Street,
Parramatta.
  Stenographer.

ROBERT MOORE LOWE,                       One            R. Hough.
65 Hampton Court Rd.
Kogarah.
  Clerk.

DATED the Eighth day of October, One thousand nine hundred and thirty-five.

                                       13.

            MINUTES OF EXTRAORDINARY MEETING OF SHAREHOLDERS OF J.I. CASE (AUSTRALIA) PTY. LIMITED HELD AT THE COMPANY'S REGISTERED OFFICES AT WINDSOR ROAD, NORTHMEAD ON FRIDAY, NOVEMBER 20, 1987 AT 10.00 A.M.

PRESENT:-              Mr. H.D. Boyanovsky - Managing Director
                       Representing Tenneco International Inc.
                       Mr. K.A. Smith - Director/Company
                       Secretary

CHAIRMAN:,             Mr. H.D. Boyanovsky occupied the Chair.

NOTICE OF MEETING:     The Secretary tabled a Notice of Meeting dated October
                       30, 1987 advising that this had been duly circulated in accordance with the Articles of Association.

APPOINTMENT OF         The Secretary tabled the Appointment
REPRESENTATIVE:        of Representative from Tenneco International
                       Inc. appointing Mr. H.D. Boyanovsky or
                       Mr. K.A. Smith as their representative.

SPECIAL RESOLUTION:    It was resolved that the following
                       Resolutions be passed as Special
                       Resolutions of the Company:

                       1. That the nominal share capital of the company be increased from One Hundred Million Australian Dollars ($A100,000,000-00) to One Hundred and Fifty Million Australian Dollars
                             ($A150,000,000-00).

                       2. That Clause 5 of the Memorandum of Association of the Company be deleted and that in its place the following clause be inserted:

                             "The Share Capital of the Company is One
                             Hundred and Fifty Million Australian Dollars
                             ($A150,000,000-00) divided into One Hundred and Fifty Million (150,000,000) shares of One Australian Dollar ($A1-00) each."

                       3. That Article 5 of the Articles of Association of the Company be deleted and that in its place the following Article be inserted:-

                                                                          .../2.

                              "The Original Capital of the Company is One
                              Hundred and Fifty Million Australian Dollars
                              ($A150,000,000-00) divided into One Hundred and Fifty Million (150,000,000) shares of One Australian Dollar ($A1-00) each.

                       The meeting closed at 10.30 a.m.

Signed as a True and Correct Record

                             /s/ H. D. Boyanovsky
                             --------------------------
                             Chairman November 20, 1987

            MINUTES OF EXTRAORDINARY MEETING OF SHAREHOLDERS' OF J.I. CASE (AUSTRALIA) PTY. LIMITED HELD AT THE COMPANY'S REGISTERED OFFICES AT WINDSOR ROAD, NORTHMEAD ON WEDNESDAY, APRIL 29, 1987 AT 10.00 A.M.

PRESENT:               Mr. H.D. Boyanovsky - Managing Director
                       Representing Tenneco International Inc.
                       Mr. K,A. Smith - Director/Company Secretary

CHAIRMAN:              Mr. H.D. Boyanovsky occupied the Chair.

NOTICE OF MEETING:     The Secretary tabled a Notice of Meeting dated April 9,
                       1987 advising that this had been duly circulated in accordance with the Articles of Association.

APPOINTMENT OF         The Secretary tabled the Appointment of
REPRESENTATIVE:        Representative from Tenneco International Inc.
                       appointing Mr. H.D. Boyanovsky or Mr. K.A.
                       Smith as their representative.

SPECIAL RESOLUTION:    It was resolved that the following Resolutions
                       be passed as Special Resolutions of the
                       Company:

                       1. That the nominal share capital of the company be increased from Seventy Million Australian Dollars ($A70,000,000-00) to One Hundred Million Australian Dollars ($A100,000,000-00).

                       2. That Clause 5 of the Memorandum of Association of the Company be deleted and that in its place the following be inserted:

                             "The Share Capital of the Company is One
                             Hundred Million Australian Dollars
                             ($A100,000,000-00) divided into One Hundred
                             Million (100,000,000) shares of One Australian Dollar ($A1-00) each."

                       3. That Article 5 of the Articles of Association of the Company be deleted and that in its place the following Article be inserted:

                             "The Capital of the Company is One Hundred Million Australian Dollars ($A100,000,000-00) divided into One Hundred Million (100,000,000) shares of One Australian Dollar ($A1-00) each."

                       The meeting closed at 10.30 a.m.

Signed as a True and Correct Record

                             [Illegible Signature]

            MINUTES OF EXTRAORDINARY MEETING OF SHAREHOLDERS OF J.I. CASE (AUSTRALIA) PTY. LIMITED HELD AT THE COMPANY'S REGISTERED OFFICES AT WINDSOR ROAD, NORTHMEAD ON DECEMBER 8, 1986 AT 8.00 A.M.

 PRESENT:              Mr. H.D. Boyanovsky - Managing Director
                       Representing Tenneco International Inc.
                       Mr. K.A. Smith - Director/Company Secretary

 CHAIRMAN:             Mr. H.D. Boyanovsky occupied the Chair.

 NOTICE OF MEETING:    The Secretary tabled the Notice of Meeting
                       dated November 18, 1986 advising that this had been duly circulated in accordance with the Articles of Association.

APPOINTMENT OF         The Secretary tabled the Appointment of
REPRESENTATIVE:        Representative from Tenneco International Inc.
                       appointing Mr. H.D. Boyanovsky or Mr. K.A.
                       Smith as their representative.

SPECIAL RESOLUTION:    It was resolved that the following Resolutions
                       be passed as Special Resolutions of the
                       Company:

                       1. That the nominal share capital of the company be increased from Fifty Million Australian Dollars ($A50,000,000-00) to Seventy Million Australian Dollars ($A70,000,000-00).

                       2. That Clause 5 of the Memorandum of Association of the Company be deleted and that in its place the following be inserted:

                             "The Share Capital of the Company is Seventy
                             Million Australian Dollars ($A70,000,000-00)
                             divided into Seventy Million (70,000,000)
                             shares of One Australian Dollar ($A1-00) each."

                       3. That Article 5 of the Articles of Association of the Company be deleted and that in its place the following Article be inserted:

                             "The Capital of the Company is Seventy Million Australian Dollars ($A70,000,000-00) divided into Seventy Million (70,000,000) shares of One Australian Dollar ($A1-00) each."

                       The meeting closed at 8.30 a.m.

Signed as a True and Correct Record

            MINUTES OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF J.I. CASE (AUSTRALIA) PTY. LIMITED HELD AT THE COMPANY'S REGISTERED OFFICES AT WINDSOR ROAD, NQRTHMEAD ON TUESDAY, NOVEMBER 5, 1985 AT
            10.00 A.M.

PRESENT: Mr. K.A. Smith - Director/Company Secretary Representing Tenneco International Inc.
                       Mr. B.D. Thomasson - Director Mr. D.J. Ward
                       - Director

CHAIRMAN:              Mr. K.A. Smith occupied the Chair.

NOTICE OF MEETING:     The Secretary tabled the Notice of Meeting dated
                       October 14, 1985 advising that this had been duly circulated in accordance with the Articles of Association.

APPOINTMENT OF         The Secretary tabled the Appointment of Representative
REPRESENTATIVE:        from Tenneco International Inc. appointing Mr. K.A.
                       Smith as representative.

SPECIAL                It was resolved that the following Resolutions be passed
RESOLUTION:            as Special Resolutions of the Company:-

                       1. That the nominal share capital of the company be increased from Twenty-Seven Million Australian Dollars ($A27,000,000-00) to Fifty Million Australian Dollars ($A50,000,000-00).

                       2. That Clause 5 of the Memorandum of Association of the Company be deleted and that in its place the following be inserted:-

                             "The Share Capital of the Company is Fifty
                             Million Australian Dollars ($A50,000,000-00) divided into Fifty Million (50,000,000) shares of One Australian Dollar (SA1-00) each".

                       3. That Article 5 of the Articles of Association of the company be deleted and that in its place the following Article be inserted:-

                             "The Capital of the Company is Fifty Million
                             Australian Dollars (SA50,000,000-00) divided into Fifty Million (50,000,000) shares of One Australian Dollar (SA1-00) each".

                       The meeting closed at 11.00 a.m.

            MINUTES OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF J.I. CASE (AUSTRALIA) PTY. LIMITED HELD AT THE COMPANY'S REGISTERED OFFICES AT WINDSOR ROAD, NORTHMEAD ON TUESDAY, JUNE 25, 1985 AT
            10.30 a.m.

PRESENT: Mr. I.N. Nicolson - Managing Director Representing Tenneco International Inc.

                       Mr. T.A. Harris - Director
                       Mr. J.J. Hinde - Director
                       Mr. K.A. Smith - Director/Company Secretary

CHAIRMAN:              Mr. I.N. Nicolson occupied the Chair.

NOTICE OF              The Secretary tabled the Notice of Meeting dated
MEETING:               June 4, 1985 advising that this had been duly
                       circulated in accordance with the Articles of Association.

APPOINTMENT OF         The Secretary tabled the Appointment of
REPRESENTATIVE:        Representative from Tenneco International Inc.
                       appointing Mr. I.N. Nicolson as representative.

SPECIAL                It was resolved that the following Resolutions be
RESOLUTION:            passed as Special Resolutions of the Company:-

                       1. That the nominal share capital of the Company be increased from Seven Million Australian Dollars (A$7,000,000) to Twenty-Seven Million Australian Dollars (A$27,000,000).

                       2. That Clause 5 of the Memorandum of Association of the Company be deleted and that in its place the following Clause be inserted:-

                             "The Share Capital of the Company is Twenty-Seven Million Australian Dollars (A$27,000,000) divided into Twenty-Seven Million (27,000,000) shares of One Australian Dollar (A$1-00) each."

                       3. That Article 5 of the Articles of Association of the Company be deleted and that in its place the following Article be inserted:-

                              "The Capital of the Company is Twenty-Seven
                             Million Australian Dollars (A$27,000,000) divided into Twenty-seven Million (27,000,000) shares of One Australian Dollar (A$1-00) each."

                       The meeting closed at 11.30 a.m.

Signed as a True and Correct Record

          /s/ Illegible

                               Companies Act 1899

                                      and

                               Companies Act 1961

                          A Company Limited by Shares

                            ARTICLES OF ASSOCIATION

                                       of

                       J. I. CASE (AUSTRALIA) PTY. LIMITED

                                1. INTRODUCTION

TABLE 'A' EXCLUDED

1. The regulations contained in Table 'A' in the Second Schedule to the Companies Act 1899 shall not apply to the Company except so far as repeated or contained in these Articles.

MARGINAL NOTES

2.    The marginal notes shall not affect the construction of these Articles.

DEFINITIONS

3. In the construction of these Articles unless the subject matter or context otherwise requires -

            "The Act" and "The Companies Act" mean the Act or Acts relating to . companies in force for the time being in the place of incorporation or any modification amendment consolidation or replacement thereof.

                                       1.

            "Articles" and "Articles of Association" mean the Articles of Association of the Company for the time being in force.

            "Auditors" "Managers" "Secretaries" and "Assistant Secretaries" mean and include those respective officers from time to time of the Company or any person appointed to act temporarily as such.

            "Board" and "Board of Directors" means a meeting of the Directors or the Directors assembled as a Board as the case may be.

            "Capital" means the capital from time to time of the Company.

            "The Company" means the abovenamed Company.

            "Directors" means the Directors from time to time of the Company and includes alternate Directors when acting as Directors.

            "Dividend" includes Bonus Dividend.

            "Meeting" means a meeting of the members duly called and constituted in accordance with these Articles and includes any adjourned meeting.

            "Members" means and includes the registered holders from time to time of shares or stock in the Company.

            "Month" means calendar month.

            "The Office" means the Registered Office for the time being of the Company.

            "Paid up" includes credited as paid up.

                                       2.

            "The Register" means the Register of Members kept by the Company in accordance with the Act and "Branch Register" means any branch register authorised and established in accordance with these Articles.

            "The Seal" means the Common Seal of the Company.

            "The Local Seal" means any official seal authorised and adopted in accordance with these Articles.

            "Shares" means the shares into which the capital is from time to time divided.

            "Shareholder" means a member.

            "In writing" or "Written" shall be construed as including references to typing, printing, lithography, photography and other modes of representing or reproducing words in a visible form.

            "Year" means calendar year.

            Words importing the singular number only include the plural number and vice versa.

            Words importing the masculine gender only include the feminine and neuter genders and vice versa.

            Words importing persons include corporations.

            Subject to this Article, words or expressions contained in these Articles shall bear the same meaning as in the Act.

                                       3.

                   11. PROPRIETARY PROVISIONS

PROPRIETARY PROVISIONS

4.    (a)   The right of transfer of shares is restricted as hereinafter provided.

      (b) The number of members for the time being of the Company shall not exceed fifty but where two or more persons hold one or more shares in the Company jointly they shall for the purposes of this paragraph be treated as a single member.

      (c) Any invitation to the public to subscribe for any shares or debentures of the Company or to deposit money with the Company for fixed periods or payable at call whether bearing or not bearing interest is hereby prohibited.

                            111. CAPITAL AND SHARES

ORIGINAL CAPITAL

5. The original capital of the Company is One million pounds ((pounds)1,000,000) divided into Two million (2,000,000) shares of Ten shillings (10/-) each provided that upon the adoption of the dollar as the unit of currency in Australia the capital of the Company shall become and be expressed as Two million dollars Australian ($A2,000,000) divided into Two million (2,000,000) shares of One dollar Australian ($A1) each.

NO FINANCIAL ASSISTANCE FOR THE PURCHASE OF SHARES

6. The Company or any of its subsidiaries shall not except as is expressly authorised by the Act, whether directly or indirectly, and whether by means of a loan guarantee or provision of security or otherwise, give any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in any way purchase or deal in or lend money on its own shares.

                                        4.

ISSUE OF SHARES

7. Shares shall be under the control of the Directors who may grant calls or options thereon or allot or otherwise dispose of them to such persons and on such terms and conditions and at such times as the Directors think fit.

ISSUE OF NEW CLASSES OF SHARES

8. Without prejudice to any special rights previously conferred upon the holders of existing shares any share or class of share may be issued with such preferred deferred or other special rights or such restrictions whether in regard to dividend voting return of share capital or otherwise as the Directors may determine.

ISSUE OF PREFERENCE SHARES

9.    (i)   The Company shall have power to issue any of its shares as and to convert any of its issued shares into Preference Shares.

      (ii) The following rights shall be attached to such Preference Shares, namely -

            (a) The holders of the said Preference Shares shall be entitled in a winding up to repayment of the capital paid up thereon and all arrears of dividend down to the commencement of the winding up whether earned or declared or not over all other shares in the capital for the time being of the Company but shall not have any further right to participate in surplus assets.

            (b) The holders of the said Preference Shares shall be entitled out of the profits of the Company recommended by the Directors as available in respect of any financial year to be distributed by way of dividend to a fixed cumulative Preference Dividend at such rate as may be fixed by the Directors prior to

                                       5.

                  the issue of or conversion to such shares upon the capital for the time being paid up on the said Preference Shares held by them respectively.

            (c) Such Preference Shares shall not confer on the holders thereof any right to vote at Meetings of the Company except -

                  (i) upon a Resolution for the winding up of the Company or to sanction the sale of its major undertaking.

                  (ii) upon a Resolution affecting the rights and privileges of Preference Shareholders as such.

                  (iii) upon a Resolution for the reduction of capital.

                  (iv) whenever the Preference Dividend shall at the time of the Meeting be in arrears more than six months after the close of the Company's financial period.

            (d) Upon any Resolution on which the Preference Shareholders are entitled to vote each Preference Shareholder shall be entitled to such number of votes as he would have been entitled to had his Preference Shares been Ordinary Shares.

      (iii) The Company may upon the issue of any such Preference Shares reserve the right to issue thereafter a stipulated number of further Preference Shares ranking equally with the Preference Shares about to be issued.

                                       6.

      (iv) Notwithstanding the previous paragraphs in this Article Preference Shares shall not be issued and Ordinary Shares shall not be converted into Preference Shares if after such issue or conversion the total nominal value of the Preference Shares then issued would exceed the total nominal value of the Ordinary Shares then issued.

ISSUE OF REDEEMABLE PREFERENCE SHARES

10. Subject to the Act the Company may issue Preference Shares which are or at the option of the Company are liable to be redeemed.

ISSUES AT A PREMIUM AND COMMISSION

11. Shares may be issued at a premium and this shall not prejudice the right of the Company at any time to issue any unissued shares at a lower rate of premium or without a premium or at a discount subject to the Act. The Company may pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares in the Company or procuring or agreeing to procure subscriptions whether absolute or conditional for any shares in the Company to any amount not exceeding ten per centum of the price at which the shares are issued. Such commission may be paid in cash or in shares debentures or debenture stock of the Company or otherwise. The Company may in addition to or in lieu of such commission pay such brokerage as is permitted by law.

REGISTER OF MEMBERS

12. The shares and the names of the holders for the time being shall be entered in the Register and no person shall be recognised as a member unless his name appears as such in the Register. Except as required by law no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable contingent future or partial interest in any share or unit of a share or (except only

                                       7.

      as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder or holders thereof.

PAYMENT FOR SHARES

13. If by the conditions of allotment of any share the whole or part of the amount or the issue price shall be payable in one amount or by instalments such amount and every instalment shall when due be paid to the Company by the holder of the share.

JOINT HOLDERS

14. If two or more persons are registered as joint holders of any shares the person first named on the Register in respect of such shares shall as regards receipt of dividends service of notices and all or any other matters connected with the Company (except the transfer of shares and voting) be deemed the sole owner and shall be entitled to give receipts for any dividends payable in respect of such shares and upon the death of one of several holders of a share the survivors or survivor of the persons registered as holders shall be deemed to be absolutely entitled.

APPLICATION FOR SHARES

15. An application for shares in the Company signed by or on behalf of the applicant and followed by an allotment of any shares to the applicant shall entitle the Company to place the name of the applicant on the Register whereupon the shares so allotted shall be deemed duly accepted by the applicant.

                             IV. SHARE CERTIFICATES

MEMBERS ENTITLED TO CERTIFICATES

16. Every member shall be entitled to receive free of charge for the shares registered in his name one certificate or, if he so desires and his holding reasonably so warrants, several certificates. The Company shall complete certificates within one month after allotment or

                                       8.

      within one month after the date on which an appropriate transfer has been duly approved by the Directors.

CONTENTS OF CERTIFICATES

17. Every Share Certificate shall specify the number of shares in respect of which it is issued and the amount paid up or agreed to be considered as paid up thereon.

AUTHENTICATION OF CERTIFICATES

18. Share Certificates shall be issued under the Seal. The Directors may authorise the affixing of signatures to Share Certificates by mechanical means. Any Share Certificate on which appears an engraved lithographed or other facsimile reproduction of the authorised signatures shall be deemed to have been manually signed.

RENEWAL OF CERTIFICATES

19. If any Share Certificate issued by the Company shall be worn out defaced destroyed or lost and has not been pledged sold or otherwise disposed of the Company shall issue a duplicate certificate on production of such evidence and on delivery to the Company of such indemnities and undertakings duly executed and on payment of such fee for each duplicate certificate not exceeding Five shillings (5/-) as the Directors may require. In case of destruction or loss the member by whom such duplicate certificate is applied for shall also bear and pay to the Company all expenses of and incidental to any enquiry and indemnity required by the Company.

JOINT HOLDERS' CERTIFICATES

20. The Company shall not be bound except pursuant to Article 16 to issue more than one certificate for shares registered in the names of two or more persons and the delivery of a certificate to any one of such persons shall be sufficient delivery to all.

                                       9.

                               V. CALLS ON SHARES

CONDITIONS FOR MAKING CALLS

21.   (a)   The Directors may subject to these Articles and to any conditions of allotment from time to time make such calls upon the members in respect of all moneys unpaid in respect of their shares (whether on account of the nominal value of the shares or by way of premium) as they think fit provided that fourteen (14) days' notice at least is given of each call and each member shall be liable to pay the amount of every call so made upon him to the persons and at the times and places appointed by the Directors. A call may be made payable by instalments. A call shall be deemed to have been made as soon as the Resolution of the Directors authorising such call shall have been passed. The Directors may by notice in writing to the members on whom such call has been made revoke the call or extend the time for payment.

      (b) On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the member sued is entered in the Register as the holder or one of the holders of the shares in respect of which such debt accrued that the Resolution making the call is duly recorded in the Minute Book and that notice of such call was duly served on the member sued and the proof of these matters shall be conclusive evidence of the debt and it shall not be necessary to prove the appointment of the Directors who made such call or any other matters whatsoever.

      (c) The non-receipt of a notice of any call by or the accidental omission to give notice of a call to any of the members shall not invalidate the call.

                                      10.

AMOUNT PAYABLE UNDER TERMS OF ISSUE OF SHARES TO BE TREATED AS CALL

22. Any sum which by the terms of allotment of a share is made payable upon allotment or at any fixed date shall be deemed to be a call duly made and payable on the date of allotment or the date so fixed for payment as the case may be and the provisions of these Articles as to non-payment of calls shall mutatis mutandis apply to the non-payment of any such sum.

RESPONSIBILITY OF JOINT HOLDERS

23. The joint holders of a share shall be jointly and severally liable for the payment of all calls and instalments.

DIFFERENTIAL TREATMENT BETWEEN MEMBERS CONCERNING CALL

24. The Directors may from time to time make arrangements on the issue of shares for a difference between the holders of such shares in the amount of calls to be paid and in the time of payment of such calls.

INTEREST PENALTY FOR NON-PAYMENT OF CALLS

25. If before or on the day appointed for payment a call or instalment is not paid the holder or allottee of the share shall pay interest on the amount of the call or instalment at such rate (not exceeding ten per centum per annum) as the Directors shall fix from the day appointed for payment to the time of actual payment; but the Directors may waive payment of interest in whole or in part.

PAYMENT OF CALLS IN ADVANCE

26. The Directors may if they think fit receive from and repay to any member willing to advance the same all or any of the moneys due upon his shares beyond the sums actually called up and upon all or any of the moneys so advanced the Directors may (until the same would but for such advance become presently payable) pay or allow such interest (not exceeding, without the consent of an Ordinary Resolution of the Company, ten per centum per annum) as may be agreed upon between them and such member. Any amount for the time being paid in advance of calls shall not be taken into account in calculation of dividends on such shares.

                                      11.

                            VI. FORFEITURE OF SHARES

NOTICE UPON DEFAULT IN PAYMENT OF CALL OR INSTALMENT

27. If any member fails to pay the whole of any call or instalment on or before the day appointed for payment the Directors may at any time while the call or instalment or any part remains unpaid serve a notice on him requiring him to pay such call or instalment or such part as remains unpaid together with any interest at such rate (not exceeding ten per centum per annum) as the Directors shall determine and any expenses which may have been incurred by the Company by reason of such non-payment.

FORM OF NOTICE

28. The Notice shall appoint a person a day (not being less than seven (7) days from the date of the notice) and a place to on and at which such call or instalment together with such interest and expenses are to be paid. The notice shall also state that in the event of non-payment at or before the time and at the place appointed the shares in respect of which the call was made or the instalment is payable will be liable to be forfeited.

IF NOTICE NOT COMPLIED WITH SHARES MAY BE FORFEITED

29. If the requirements of any such notice are not complied with any share in respect of which such notice has been given may at any time thereafter, before the payment required by the notice has been made be forfeited by a Resolution of the Directors. Such forfeiture shall include all dividends declared but not actually paid before the forfeiture. The Directors may at any time before any share so forfeited shall have been sold re-allotted or otherwise disposed of annul the forfeiture thereof upon such conditions as they think fit.

DISPOSAL OF FORFEITED SHARE OR CANCELLATION OF FORFEITURE

30. Every share which shall be forfeited shall thereupon become the property of the Company and may be cancelled sold re-allotted or otherwise disposed of upon such terms and in such manner as the Directors think fit PROVIDED

                                         12.

      THAT in the event of any shares being forfeited and sold within twelve
      (12) months after forfeiture any residue after the satisfaction of the unpaid calls accrued interest and expenses shall be paid to the person forfeiting or to his executors administrators or assigns.

LIABILITY OF PERSON WHOSE SHARES HAVE BEEN FORFEITED

31. A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall notwithstanding remain liable to pay to the Company all calls instalments interest and expenses owing upon or in respect of such shares at the time of forfeiture together with interest from the time of forfeiture until payment at such rate (not exceeding ten per centum per annum) as the Directors shall determine. The liability of such a person shall cease if and when the Company receives payment in full of all such money, including interest (unless waived in whole or in part), in respect of the shares. The Directors may enforce the payment as they think fit but shall not be under any obligation to do so.

VALIDITY OF SALES AFTER FORFEITURE

32. A statutory declaration in writing that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited in pursuance of these Articles and stating the date upon which it was forfeited shall as against all persons claiming to be entitled to the share be conclusive evidence of the facts therein stated and such declaration together with the receipt of the Company for the consideration (if any) given for the share or its sale re-allotment or other disposition and a Share Certificate delivered to the person to whom the same is sold re-allotted or otherwise disposed of shall constitute a good title to the share and such person shall be registered as the holder of the share and shall be discharged from all calls made prior to such sale re-allotment or disposition and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any act omission or irregularity

                                       13.

      relating to the proceedings in reference to the forfeiture sale re-allotment or disposal of the share.

NOTICE OF FORFEITURE

33. When any share shall have been forfeited in accordance with these Articles notice of the Resolution shall be given to the member in whose name that share stood immediately prior to the forfeiture and an entry of the forfeiture with the date thereof shall forthwith be made in the Register.

                               VII. LIEN ON SHARES

NATURE AND EXTENT OF LIEN

34.   (a)   The Company shall have a first and paramount lien on every share
            (whether fully paid or not) for all moneys whether presently payable or not or payable at a fixed time with interest and expenses owing to the Company in respect of that share but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article.

      (b) The Company shall have a first and paramount lien for unpaid calls and instalments upon the specific shares in respect of which such moneys are due and unpaid. Such lien shall extend to all dividends from time to time declared in respect of such shares. If the Company shall register a transfer of any share upon which it has a claim without first giving to the transferee a notice of the claim that share shall be freed and discharged from the lien.

COMPANY'S RIGHTS IF REQUIRED TO MAKE PAYMENT TO GOVERNMENT AUTHORITY IN RESPECT OF MEMBERS' SHARES

35. Whenever any law for the time being of any country state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment

                                       14.

      or empowers any Government or taxing authority or Government Official to require the Company to make any payment in respect of any shares registered in any of the Company's Registers as held either jointly or solely by any member or in respect of any dividends bonuses or other moneys due or payable or accruing due or which may become due or payable to such member by the Company on or in respect of any shares registered as aforesaid or for or on account of any member and whether in consequence of -

      (a)   the death of such member

      (b)   the non-payment of any income tax or other tax by such member

      (c) the non-payment of any estate probate succession death stamp or other duty by the executor or administrator of such member or by or out of his estate

      (d) any assessment of or demand for payment in respect of income tax against the Company in respect of interest dividends or other money payable to such member

      (e)   any other act or thing

      the Company in every such case -

      (i) Shall be fully indemnified by such member or his executor or administrator from all liability.

      (ii) Shall have a lien upon all dividends bonuses and other moneys payable in respect of the shares registered in any of the Company's Registers whether held either jointly or solely by such member in respect of the same shares or in respect of any dividend bonus or other money as aforesaid thereon or for or on account or in respect of such member for all moneys and liabilities due or chargeable under or in consequence or

                                       15.

            in respect of such law together with interest at the rate of eight per centum per annum thereon from date of payment to date of repayment and may deduct or set off against any such dividend bonus or other money payable as aforesaid any moneys paid or payable by the Company as aforesaid together with interest as aforesaid.

      (iii) May recover as a debt due from such member or his executor or administrator wherever constituted any moneys paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period aforesaid in excess of any dividend bonus or other money as aforesaid then due or payable by the Company to such member.

      (iv) May if any such money is paid or payable by the Company under any such law as aforesaid refuse to register a transfer of any share by any such member or his executor or administrator until such money and interest as aforesaid is set off or deducted as aforesaid or in case the same exceeds the amount of any such dividend bonus or other money as aforesaid then due or payable by the Company to such member until such excess is paid to the Company. Nothing herein contained shall prejudice or affect any right or remedy which any such law may confer or purport to confer on the Company and as between the Company and every such member as aforesaid his executors administrators and estate wheresoever constituted or situate any right or remedy which such law shall confer on or purport to confer on the Company shall be enforceable by the Company.

                                       16.

ENFORCEMENT BY SALE OF SHARES

36. The Directors may sell the shares of any per- son subject to any such lien at such time or times and in such manner as they think fit but no sale shall be made until such time as the moneys in respect of which such lien exists are presently payable or the liability or en- gagement in respect of which such lien exists is liable to be presently fulfilled or dis-charged and until a demand and notice in writ- ing stating the amount due or specifying the liability or engagement and demanding payment or fulfilment or discharge and giving notice of intention to sell in default shall have been served on such member and default in payment fulfilment or discharge shall have been made by him for seven (7) days after such notice.

APPLICATION OF PROCEEDS OF SALE

37. The net proceeds of such sale shall be applied in or towards satisfaction of the moneys owing to the Company accrued interest and expenses and the residue (if any) shall toe paid to the member his executors administrators or assigns.

VALIDITY OF SALES AFTER FORFEITURE AND REGISTRATION OF PURCHASER

38. A statutory declaration in writing that the declarant is a Director or the Secretary of the Company, and that a share has been duly forfeited in pursuance of these Articles, and stating the date upon which it was forfeited, shall, as against all persons claiming to be entitled to the share adversely to the forfeit- ure thereof, be conclusive evidence of the facts therein stated, and such declaration, together with the receipt of the Company for the consideration (if any) given for the share on the sale or disposition thereof, and a certificate of proprietorship of the share under the Seal delivered to the person to whom the same is sold or disposed of, shall con- stitute a good title to the share and such person shall be registered as the holder of the share and shall be discharged from all calls made prior to such sale or disposition, and shall not be bound to see to the applicat- ion of the purchase money (if any) nor shall his title to the share be affected by any act, omission, or irregularity relating to or

                                       17.

      connected with the proceedings in reference to the forfeiture, sale, re-allotment or dis- posal of the share.

                            VIII. TRANSFER OF SHARES

EXECUTION OF INSTRUMENT OF TRANSFER

39. Except as provided in the Act or by these Articles no transfer shall be registered un- less a proper instrument of transfer has been delivered to the Company. The instru- ment of transfer of any share in the Company shall be in writing and shall be signed both by the transferor and the transferee and shall contain the name and address of the transferor and the transferee and the transferor shall be deemed to remain the holder of such share un- til the name of the transferee is entered in the Register.

FORM OF INSTRUMENT OF TRANSFER

40. The instrument of transfer of any shares shall be in such usual or common form as the Directors shall approve.

DIRECTORS MAY DECLINE TO REGISTER TRANSFER

41.   (a)   The Directors may in their absolute and uncontrolled discretion refuse to register any proposed transfer of shares without assigning any reason therefore.

      (b) If the Directors refuse to register a transfer of any shares they shall within one month after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

REGISTRATION OF TRANSFER

42. Every instrument of transfer shall be left at the office (or at such other place as the Directors may from time to time determine) for registration and shall (if liable to stamp duty) be duly stamped and shall be accompanied . by the certificate of the shares to be trans- ferred and such other evidence as the Directors

                                       18.

      may require to prove the title of the transferor or his rights to transfer the shares. The Directors may waive the production of any certificate upon evidence satisfactory to them of its loss or destruction. All instruments of transfer which are registered may be retained by the Company and thereafter dealt with as the Directors think fit.

CLOSING OF REGISTER

43. The Register may upon notice being given by advertisement in manner prescribed by the Act be closed during such time as the Directors may think fit not exceeding in the whole thirty (30) days in each year.

TRANSFER OF INFANTS

44. The Company shall not be required to register any infant as a member or to recognise the transfer of any shares to an infant but the Directors may if they think fit, recognise any such transfer and register any infant trans-feree as a member.

TRANSMISSION OF SHARES

45.   (a)   In the case of the death of a member the survivors or survivor where the deceased was a joint holder and the executors and administrators of the deceased where he was the sole holder shall be the only persons recognised by the Company as having any title to any shares registered in the name of such member but nothing herein contained shall release the estate of a deceased joint holder from any liab-ility in respect of any share jointly held by him.

      (b) Any person becoming entitled to any share or shares in consequence of the death or bankruptcy of any member or pursuant to the order of any competent Court in respect of such share or shares upon producing such evidence that he sustains the character in respect of which he proposes to act under

                                       19.

            this Article or of his title as the Directors think sufficient may with the consent of the Directors be registered as a member in respect of such shares or may subject to the Articles as to transfers hereinbefore contained transfer such shares.

      (c) A person who shall have satisfied the Directors that he is entitled to a share in consequence of the death or bankruptcy of a member shall be entitled to receive and may give a discharge for dividends, bonuses or other moneys payable in respect of the shares but he shall not be entitled to receive notice of or to attend or vote at Meetings of the Company nor be entitled to any rights or privileges of a member unless and until he shall have been entered in the Register as a member in respect of the share.

      (d) The Company shall be entitled to with- hold payment of dividends in respect of any shares to which a person shall claim to be entitled in consequence of the death or bankruptcy of a member until the Directors shall have been satisfied as to that person's entitle-ment.

                            IX, ALTERATION OF CAPITAL

INCREASE IN CAPITAL

46. The Company in General Meeting in accordance with the Act may from time to time whether all shares for the time being authorised shall have been issued or not and whether all shares for the time being issued shall have been fully called up or not, increase its share capital by the creation of new shares.

NEW SHARES

47. New shares shall be under the control of the Directors and shall be dealt with as provided in these Articles.

                                       20.

CAPITAL SUBJECT TO ARTICLES

48. All share capital whether or not at the date of adoption of these Articles authorised or issued shall be subject to the provision of these Articles.

CONSOLIDATION ETC. OF SHARES

49.   The Company may from time to time in accord- ance with the Act -


      (a) Consolidate and divide all or any of its share capital into shares of larger amount than its existing shares.

      (b) Convert all or any of its paid-up shares into stock and re-convert any stock into paid-up shares of any denomination.

      (c) Subdivide its shares or any of them into shares of smaller amount than is fixed by the Memorandum so however that in the subdivision the proportion between the amount paid and the amount if any not paid on each reduced share shall be the same as it was in the case of the share from which the re- duced share is derived.

      (d) Cancel shares which at the date of the passing of the Resolution in that behalf have not been taken or agreed to be taken by any person or which have been forfeited and diminish the amount of its share capital by the amount of the shares so cancelled.

STOCK UNITS

50.   (a)   Holders of stock may transfer the same or any part in the same manner as the shares from which the stock arose might prior to conversion have been transferred, or as nearly as circumstances permit, but the Direct- ors may from time to time fix the minimum amount of stock transferable or forbid the transfer of fractions of such minimum amount. The minimum

                                       21.

            amount shall not exceed the nominal value of the shares from which the stock arose.

      (b) All Articles of Association applic- able to paid-up shares shall apply to stock and the words "share" "shareholder" and "member" shall inc- lude "stock" and "stockholder."

REDUCTION OF CAPITAL

51. The Company may from time to time in accord- ance with the Act reduce its capital in any way and in particular without prejudice to the generality of this Article may -

      (a) Extinguish or reduce the liability on any of its shares in respect of share capital not paid up or -

      (b) Either with or without extinguishing or reducing liability on any of its shares cancel any paid up share capital which is lost or unrepresented by available assets or -

      (c) Either with or without extinguishing or reducing liability on any of its shares pay off any paid up share capital which is in excess of the wants of the Company and may if and so far as is necessary alter its Memorandum by reducing the amount of its share capital and of its shares accordingly.

MODIFICATION OF CLASS RIGHTS

52. If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise pro- vided by the terms of issue of the shares of that class) may whether or not the Company is being wound up, be varied with the consent in writing of the holders of three- fourths of the issued shares of that class, or with the sanction of a Special Resolution passed

                                       22.

at a separate General Meeting of the holders of the shares of that class. To every such separate General Meeting the provisions of these Articles relating to General Meetings shall mutatis mutandis apply but so that the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

                               X. BORROWING POWERS

Directors' Power To Borrow and give Security

53.   (a)   The Directors may from time to time at their absolute discretion raise or borrow any sum or sums of money for the purposes of the Company and from any persons banks firms or companies (expressly including any person holding the office of Director or being a member) and secure the payment or repayment of such moneys or of any debts liabilities contracts or obligations undertaken or incurred by the Company in such manner and upon such terms and conditions in all respects as they think fit and in particular by the issue or re-issue of bonds debentures or debenture stock of the Company perpetual or redeemable or by giving or issuing any other security of the Company or by Mortgage or charge upon all or any of the property of the Company both present and future including uncalled capital,

      (b) Any bonds .debentures or other securities may be issued at a discount premium or. otherwise and with or without the right or obligation to the holders thereof to exchange the same in whole or part for shares in the Company at a certain or uncertain time or with any special privileges

                                       23.

            as to redemption surrender drawings allotment of shares attending and voting at General Meetings of the Company appointment of Directors and otherwise and generally with such rights and upon such conditions and options in all respects as the Directors shall think fit.

Assignment of Conveyance of Property To Trustees

54. The Directors may for the purpose of securing the payment with interest of any money so borrowed or payable under any contract or other obligation whatsoever or otherwise or of any bonds debentures debenture stock or other securities make and carry into effect any arrangement which they may deem expedient by assigning or conveying any property of the Company to Trustees.

Securities May Be Assignable Free From Equities

55. Bonds debentures debenture stock and other securities may be so framed that they shall be assignable free from any equities between the Company and the original or any intermed- iate holders.

Duties Of Directors Concerning Mortgages and Charges

56. The Company shall duly comply with the require- ments of the Act in regard to the registration of mortgages and charges the keeping of cop- ies of instruments of charge and of a Register of Charges at the office and the opening of such Register to the inspection of creditors members and other persons.

Directors May Authorise Mortgagees To Make Calls on Members

57. If any uncalled capital of the Company is included in or charged by any mortgage or other security the Directors may by instrument under the Company's Seal authorise the person in whose favour such mortgage or security is executed or any other person in trust for him to make calls on the members in respect of such uncalled capital and the provisions hereinbefore contained in regard to calls shall mutatis mutandis apply to calls made under such authority and such authority may be made

                                       24.

      exercisable either conditionally or unconditionally and either presently or contingently and either to the exclusion of the Directors' power or otherwise and shall be assignable if expressed so to be

Priority Of Charges

58. Where any uncalled capital of the Company is charged all persons taking any subsequent charge shall take the same subject to such prior charge and shall not be entitled by notice to the members or otherwise to obtain priority over such prior charge.

Indemnity To Directors And Other Persons

59. If the Directors or any of them or any other person shall become personally liable for the payment of any sum primarily due from the Company the Directors may execute or cause to be executed any mortgage charge or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the Directors or persons so becoming liable from any loss in respect of such liabilities.

                              XI. GENERAL MEETINGS

Annual General Meeting

60. An Annual General Meeting shall be held at least once in every year and not more than fifteen (15) months after the holding of the last preceding Annual General Meeting at such time and place as the Directors may from time to time determine.

Types Of General Meetings

61. All Meetings of the Company other than the Annual General Meeting shall be called "Extraordinary General Meetings."

Convening Of Extraordinary General Meetings

62. The Directors may whenever they think fit convene an Extraordinary General Meeting and they shall on the requisition of the holders entitled to vote on the business for which the Meeting is to be convened of not less

                                       25.

      than one-tenth of the paid up capital of the Company at the date of the deposit of the requisition forthwith proceed to convene an Extraordinary General Meeting of the Company and in the case of such requisition the following provisions shall have effect -

      (a) The requisition must state the objects of the Meeting and must be signed by the requisitionists and deposited at the office and may consist of several documents in like form each signed by one or more of the requisitionists.

      (b) The Directors shall cause the Meeting to be held as soon as practicable, but in any case not later than two (2) months after the receipt by the Company of the requisition.

      (c) If the Directors do not proceed to cause a Meeting to be held within twenty-one (21) days from the date of the requisition being deposited the requisitionists or a majority of them in value may themselves convene the Meeting but any Meeting so convened shall not be held after three (3) months from the date of such deposit.

      (d) In the case of a Meeting at which a Resolution is to be proposed as a Special Resolution the Directors shall be deemed not to have duly convened the Meeting if they do not give such notice as is required by the Act.

      (e) Any Meeting convened under this clause by the requisitionists shall be convened in the same manner as nearly as possible as that in which Meetings are to be convened by the Directors.

                                       26.

      (f) Any reasonable expenses incurred by the requisitionists by reason of the failure of the Directors to convene a meeting shall be paid to the requisitionists by the Company and any sum so paid shall be retained by the Company out of any sums due or to become due from the Company by way of fees or other remuneration in respect of their services to such of the Directors as were in default.

      (g) A requisition by joint holders of shares must be signed by all such holders.

      (h) If at any time there are not available sufficient Directors capable of acting to form a quorum any Director or any two members of the Company may convene an Extraordinary General Meeting.

                         XII. NOTICE OF GENERAL MEETINGS

Notice Of General Meetings

63. A Meeting called for the passing of a Special Resolution shall be called by Twenty-one (21) days' notice in writing at least and a Meeting of the Company other than a Meeting for the passing of a Special Resolution shall be called by Seven (7) days' notice in writing at least. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given and shall specify the place and day and the hour of the Meeting and in case of special business the general nature of that business and shall be given as herein prescribed or as prescribed by the Company in General Meeting to all registered holders of shares and such other persons as may be entitled to receive such notices from the Company.

                                       27.

Calling Of Meetings On Shorter Notice

64. Subject to the Act a Meeting of the Company shall notwithstanding that it is called by shorter notice than that specified in the foregoing Article be deemed to have been duly called if it is so agreed by all members entitled to attend and to vote.

Omission To Give Notice

65. The accidental omission to give any notice of any Meeting to or the non-receipt of any such notice by any member shall not invalidate the proceedings at any Meeting or any Resolution.

Waiver Of Notice

66. Subject to the Act, any member or members either before or after any Meeting may waive in writing notice of such Meeting and such waiver shall as far as the giving of notice is concerned render such Meetings and all proceedings as valid as if prior due notice had been given to that member or those members.

                      XIII. PROCEEDINGS AT GENERAL MEETINGS

Business Of Meetings

67. The business to be transacted at each Annual General Meeting shall be as follows:-

      (a) To consider a Profit and Loss Account, Balance Sheet and Reports of Directors and Auditors and any other documents laid before the Meeting and to consider any Resolution thereon submitted at the Meeting.

      (b)   To elect Directors in the place of any retiring.

      (c)   To fix the remuneration of Directors.

      (d)   To elect Auditors and to fix their remuneration.

      (e)   To declare any dividends recommended by the Directors.

                                       28.

      (f) To transact any other business which under these presents or the Act ought to be transacted at an Annual General Meeting.

Special Business

68. All business that is transacted at an Extra- ordinary General Meeting or at any Annual General Meeting with the exception of the business mentioned in the preceding Article shall be deemed special business. Such special business shall be considered and decided as may be brought forward by the Directors or by any member who shall have given to the Directors previous notice in writing of his intention to bring forward the same and which in either case shall have been stated in the notice convening the Meeting.

Business To Be Transacted At Meetings

69. No special business shall be transacted at any Meeting unless stated in the notice con- vening the Meeting and no Resolution shall be passed or other business transacted at any Meeting which is not included within the objects and purposes for which the Meeting is convened and no amendment shall be allowed upon any Resolution contained in the notice convening any Meeting not directly pertinent thereto.

No Business To Be Done Unless Quorum Is Present

70. No business shall be transacted at any General Meeting unless the quorum requisite is present at the commencement of that business.

Quorum

71. The members personally present or present by attorney proxy or representative shall con- stitute a quorum for a General Meeting.

Dissolution Or Adjournment for Want 0f Quorum

72. If within fifteen (15) minutes from the time appointed for the Meeting a quorum be not present the Meeting if convened upon the re- quisition of members or called pursuant to the provisions of the Act shall be dissolved. In any other case it shall stand adjourned to

                                       29.

      the same day in the next week at the same time and place or to such other day time and place as the Directors may by notice to the shareholders entitled to notice of General Meetings appoint. If at such adjourned Meeting a quorum is not present those members who are present shall be a quorum and may transact the business for which the Meeting was called.

Chairman Of General Meeting

73. The Chairman of Directors shall preside as Chairman at every General Meeting of the Company. If at any General Meeting he is not present within ten (10) minutes after the time appointed for holding the Meeting or is unwilling to act as Chairman the members present shall choose another Director as Chairman, and if no Director be present or if all the Directors present decline to take the Chair then the members present shall choose one of their number to be Chairman.

Secretary Of General Meeting

74. The Secretary or in his absence any Assistant or Acting Secretary of the Company shall act as Secretary of all Meetings of the members. In the absence of these officers the Chairman of the Meeting may appoint any person to act as Secretary of the Meeting.

Adjournment Of Meeting

75. The Chairman may with the consent of any Meet- ing at which a quorum is present and shall if so directed by the Meeting adjourn any Meeting from time to time and from place to place as the Meeting shall determine but no business shall be transacted at any adjourned Meeting other than the business left unfinished at the Meeting from which the adjournment took place. It shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned Meeting.

How Questions To Be Decided At Meetings

76.   (1)   At any General Meeting a Resolution put to the vote of the Meeting shall be decided on a show of hands unless a poll is (before or on the declaration

                                       30.

            of the result of the show of hands)
            demanded -

            (a)   by the Chairman - or

            (b) by at least two (2) members pre sent in person or by Attorney Proxy or Representative - or

            (c) by any member or members present in person or by Attorney Proxy or Representative and representing not less than one-tenth of the total voting rights of all the shareholders having the right to vote at the Meeting - or

            (d) by a member or members holding shares in the Company conferring a right to vote at the Meeting being shares on which an aggreg ate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

      (2) The instrument appointing an Attorney Proxy or Representative to vote at a Meeting of the Company shall be deemed also to confer authority to demand or join in demanding a poll and for the purpose of the present Article a demand by a person as Attorney Proxy or Representative for a member shall be the same as a demand by the member

Evidence Of Passing A Resolution On A Show Of Hands

      77. At any General Meeting unless a poll be demanded in accordance with the preceding Article a declaration by the Chairman that a Resolution has on a show of hands been carried or carried unanimously or by a particular majority or lost and an entry to that effect in the book containing the Minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number

                                       31.

      or proportion of the votes recorded in favour of or against such Resolution.

WITHDRAWAL OF DEMAND FOR A POLL

78.   A demand for a poll may be withdrawn.

MANNER OF TAKING POLL

79. If a poll is duly demanded it shall be taken within fourteen (l4) days of the date of demand in such manner and at such time and place as the Chairman of the Meeting directs and the result of the poll shall be deemed to be the Resolution of the Meeting at which the poll was demanded.

TIME FOR TAKING POLL

80. No poll may be demanded on the election of a Chairman of a General Meeting or upon a question of adjournment of a General Meeting. A poll demanded on any other question shall be taken at such time as the Chairman of the Meeting directs and either at once or after an interval or adjournment or otherwise and any business other than that upon which a poll has been demanded shall unless the Meeting otherwise resolves be proceeded with pending the taking of the poll.

EQUALITY OF VOTES

81. In the case of an equality of votes whether on a show of hands or on a poll the Chairman shall have a second or casting vote.

                              XIV. VOTES OF MEMBERS

VOTES OF MEMBERS

82. Subject to the Articles and to any restrictions from time to time affecting any shares or class of shares:-

      (a) On a show of hands every member present in person or by Attorney or Proxy or, in the case of a company being a member, by its Representative shall have one (1) vote; and

      (b)   in case of a poll, every member present

                                       32.

            in person or by Attorney or Proxy, or, in the case of company being a member, by its Representative, shall have one (1) vote for every share held by him.

VOTING IN A CASE OF JOINT HOLDERS

83. Where there are joint registered holders of any share any one of such persons may vote at any Meeting either in person or by Attorney or Proxy, or, in the case of a company by its Representative, in respect of such shares as if he were solely entitled thereto and if more than one (1) of such joint holders be present at any Meeting in person or by Attorney Proxy or Representative, then that one (1) of the said persons so present whose name stands first in order in the Register in respect of such share shall if desirous of voting alone be entitled to vote in respect thereof.

ATTORNEYS PROXIES OR REPRESENTATIVES NEED NOT BE MEMBERS

84. An Attorney Proxy or Representative need not be a member. Whether on a show of hands or on a poll, votes may be given either personally or by Attorney or Proxy or, in the case of a company being a member, by its Representative; but on a show of hands, if a member present in person represents also by Proxy or otherwise another member, or if a person other than a member represents two or more members, neither the said member present nor the said person shall have more than one (1) vote.

NO MEMBER ENTITLED TO VOTE ETC. WHILE CALLS DUE

85. A member shall be entitled to be present and to vote on any question either personally or by Attorney or Proxy or as Attorney or Proxy for another member or, in the case of a company being a member, by its Representative, at any General Meeting or upon a poll and to be counted in a quorum in respect of any fully paid up share or shares and of any share or shares upon which all calls due and payable to the Company shall have been paid but shall not be entitled to vote in respect of any shares on which all calls or other sums presently payable by him have not been duly paid.

                                       33.

VOTES OF PERSONS OF UNSOUND MINDS ETC.

86. A member who is of unsound mind or whose person or estate is liable to be dealt with in any way under the law relating to mental health may vote, whether on a show of hands or on a poll, by his committee or by his trustee or by such other person as properly has the management of his estate, and any such committee trustee or other person may vote by Proxy or Attorney.

REPRESENTATIVES OF CORPORATIONS

87. A corporation (including a foreign corporation) which is a member may, by Resolution of its Directors or other governing body, authorise any person to act as its representative at any Meeting of the Company or of any class of members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member, including the power to appoint a Proxy. Any such authority may be either general, unless or until revoked, or special for a particular Meeting.

EXECUTION OF INSTRUMENT OF APPOINTMENT OF PROXY OR REPRESENTATIVE

88. The instrument appointing a Proxy shall be in writing under the hand of the appointor or of his Attorney duly authorised in writing or if the appointor is a corporation either under Seal or under the hand of an officer or Attorney duly authorised.

DEPOSIT OF AN INSTRUMENT OF PROXY ETC.

89. The instrument appointing a Proxy or Representative and the Power of Attorney or other authority, if any, under which it is signed or a notarially certified copy -

      (a) Shall be deposited at the office not less than twenty-four (24) hours before the time for holding the Meeting or adjourned Meeting at which the person named in the instrument proposes to vote.

      (b)   In the case of a poll (if not deposited

                                       34.

            as aforesaid) shall be deposited at the office not less than twenty-four (24) hours before the time appointed for taking the poll,

      and in default the instrument of appointment shall not be treated as valid.

FORM OF APPOINTMENT OF PROXY

90.   (a)   Any instrument appointing a Proxy shall be in such form as the
            Directors may from time to time prescribe or accept or in a common form.

      (b) If any form appointing a Proxy does not include the name of the person or persons in whose favour it is given or other details required to be filled in by the member it may be completed by the Secretary on authority from the Directors and the Directors may authorise completion of such form by the insertion of the name or names of one (1) or more of their number.

VALIDITY OF VOTE GIVEN BY PROXY

91. A vote given in accordance with the terms of an instrument of Proxy or Attorney shall be valid notwithstanding the previous death or unsoundness of mind of the principal or revocation of the instrument or the authority under which the instrument was executed, or the transfer of the shares in respect of which the instrument is given, if no intimation in writing of such death, unsoundness of mind, revocation or transfer as aforesaid has been received by the Company at the registered office before the commencement of the Meeting or adjourned Meeting at which the instrument is used.

VALIDITY OF VOTES

92. No objection shall be taken to the validity of any vote except at the Meeting at which such vote shall be tendered and every vote not disallowed at such Meeting whether given personally or by Attorney, Proxy, Representative

                                       35.

      or otherwise shall be deemed valid for all purposes.

                                 XV. DIRECTORS

SUBSIDIARY MANAGEMENT

93.   (a)   Notwithstanding any provision of any other Article but only during the period of subsidiary management -

            (i) The Directors shall be such persons as are from time to time appointed Directors of the Company by J.I. Case Company of Racine Wisconsin in the United States of America in writing under its Common Seal.

            (ii) Any Director so appointed shall, subject to the Act, hold office until removed by notice in writing under the Common Seal of J.I. Case Company or until he shall resign by Notice in writing to the Company.

      (b) The period of subsidiary management shall terminate upon the passing by the Company in General Meeting of a Resolution terminating the period of subsidiary management.

      (c) Upon the termination of the period of subsidiary management this Article shall cease to have effect and the provisions of Articles 94 to 98 inclusive shall apply.

                               GENERAL PROVISIONS

NUMBER OF DIRECTORS

94. Until otherwise determined by the Company in General Meeting the number of Directors shall not be less than three (3) nor more than eight (8).

                                       36.

APPOINTMENT TO FILL CASUAL VACANCY IN OR ADDITION TO BOARD

95. The Directors shall have power at any time and from time to time to appoint any person as a Director either to fill a casual vacancy or as an addition to the Board but so that the total number of Directors shall not at any time exceed the maximum number fixed by or pursuant to the last preceding Article. Any Director so appointed shall hold office only until the next following Annual General Meeting of the Company and shall then be eligible for re-election.

CONTINUING DIRECTORS TO ACT WHERE VACANCIES

96. The continuing Directors may act notwithstanding any vacancy in their body but so that if the number falls below the minimum above fixed the continuing Directors shall not except for the purpose of filling vacancies or for summoning a General Meeting act so long as the number is below the minimum.

ROTATION OF DIRECTORS

97. Save as is otherwise provided in the Articles or the following provisions shall apply:-

      (a) At every Annual General Meeting the whole of the Directors shall retire from office.

      (b) Retiring Directors shall retain office until the dissolution or adjournment of the Meeting at which their successors are elected and shall be eligible for re-election.

      (c) The Company at the Meeting at which the Directors retire in manner aforesaid shall elect Directors to fill the vacated offices. No person not being a retiring Director shall be eligible for election to the office of Director at any General Meeting unless he or some other member intending to propose him has at least fourteen (l4) clear days before the Meeting left at the office of

                                       37.

            the Company a notice in writing duly signed signifying his candidature for the office or the intention of such member to propose him. Provided that in the case of a person recommended for election by the Directors ten (10) days' notice only shall be necessary.

      (d) If at any Meeting at which an election of a Director ought to take place the place of the retiring Director be not filled up the retiring Director shall if willing to act and otherwise eligible continue in office until the Annual General Meeting in the following year and so on from year to year until his place is filled up unless it shall be determined at such Meeting on due notice to reduce the number of Directors.

REMOVAL OF DIRECTORS BY GENERAL MEETING

98. The Company may in General Meeting by Ordinary Resolution remove any Director before expiration of his period of office and may appoint another person in his stead for the balance of that period provided that where any Director so removed was appointed to represent the interests of any particular class of shareholders or debenture holders the Resolution to remove him shall not take effect until his successor has been appointed. Twenty eight (28) days' notice at least shall be required of any Resolution to remove a Director and upon receipt of such notice the Company shall forthwith send a copy to the Director concerned. Such Director may subject to the Act make representations in writing to the Company relating to the intended Resolution and the Company shall unless the representations are received by it too late for it so to do -

      (i) in any Notice of Meeting given to members of the Company state the fact of the representations having been made; and

                                       38.

      (ii) send a copy of the representations to every member or if such representations are not so sent such Director may require that the representations shall be read at the Meeting called to consider the intended Resolution.

SHARE QUALIFICATIONS

99.   A Director shall not be required to hold any shares.


MAY SERVE IN OTHER CAPACITY

100. A Director may serve the Company in any other capacity or hold any other office or place of profit under the Company except that he shall not nor shall any officer of the Company or a partner in any business with or an employer or employee of a Director or Officer of the Company be capable of being appointed or of acting as Auditor of the Company or of any subsidiary of the Company as may be defined by the Act from time to time.

VACATION OF OFFICE

101. Notwithstanding the provisions of any other Article, the office of a Director shall ipso facto be vacated -

      (a) if he becomes bankrupt or suspends payment or compounds with his creditors or be convicted of a felony;

      (b) if he becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;

      (c)   if by notice in writing to the Company he resigns his office;

      (d) if he becomes prohibited from being a Director by reason of any order made under the Act;

      (e)   if he ceases to be a Director by virtue of the Act.

                                       39.

      Any Director whose office becomes so vacated shall, subject to the Act, be eligible for immediate re-election or re-appointment.

CONTRACTS WITH THE COMPANY

102. (a) Notwithstanding any rule of law or equity to the contrary no Director shall be disqualified by his office from holding any office or place of profit under the Company or under any Company in which this Company shall be member or otherwise interested except that of Auditor or from contracting with the Company either as vendor purchaser or otherwise nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided nor shall any Director be liable to account to the Company for any profit arising from any such office or place of profit or realised by any such contract or arrangement by reason only of such Director holding that office or of the fiduciary relations thereby established but it is declared that the nature of his interest must be disclosed by him at the Meeting of the Directors at which the contract or arrangement is first taken into consideration if his interest then exists or in any other case at the first Meeting of the Directors after the acquisition of his interest. If a Director becomes interested in a contract or arrangement after it is made or entered into the disclosure of his interest shall be made at the first Meeting of the Directors held after he becomes so interested. A Director may as a Director vote in respect of any contract or arrangement in which he is so interested as aforesaid and

                                      40.

            if he do so vote his vote shall be counted. Any Director so interested shall be counted in determining a quorum.

      (b) A general notice that a Director is a member or a Director of any company or a member of any partnership and is to be regarded as interested in all transactions with that company or partnership shall be sufficient disclosure under this clause as regards such Director and the said transactions and after such general notice it shall not be necessary for such Director to give a special notice relating to any particular transaction with that company or partnership provided that nothing herein shall be deemed to limit the duties imposed on Directors by the Act.

OTHER COMPANIES

103. A Director of this Company may be or become a Director of any other company promoted by this Company any subsidiary company or any company having dealings with this Company and no such Director shall merely because he be a Director of this Company be accountable for any benefits received as Director or member of or holder of any office or place of profit under such Company. The Directors may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner in all respects as the Directors think fit (including the exercise thereof in favour of any Resolution appointing the Directors or any of them to be Directors of such company or voting or providing for the payment of remuneration to the Directors of such company) and any such Director of the Company may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be or be about to be appointed a Director of such other company.

                                         41.

VALIDITY OF ACTS

104. Any act done in good faith by a Director whose office is vacated by the operation of any provision of the Act or of these Articles shall be valid unless prior to the doing of such act written notice has been served upon the Director or an entry has been made in the Directors' Minute Book stating that such Director has ceased to be a Director of the Company.

                         XVI. REMUNERATION OF DIRECTORS

ANNUAL REMUNERATION OF DIRECTORS

105. The Company shall from time to time fix in General Meeting the remuneration of Directors to be paid out of the funds of the Company to the Directors and such remuneration shall be divided among them in such proportions and manner as the Company may by Resolution direct and failing any such Resolution as the Directors may for the time being and from time to time agree and failing agreement then equally between them.

REMUNERATION TRAVELLING EXPENSES

106. Each Director shall in addition to any remuneration receivable by him be reimbursed his reasonable travelling hotel and other expenses incurred in attending and returning from Meetings of the Directors of the Company or otherwise while employed in the business of the Company.

ADDITIONAL SERVICES

107. If any Director being willing shall be called upon to perform extra services or to make any special exertions in going abroad or otherwise for any of the purposes of the Company the Company may remunerate the Director for so doing by a fixed sum, as may be determined by the Directors and such remuneration may be either in addition to or substitution for his or their share in the remuneration above provided.

                                       42.

PENSIONS

108. Subject to the Act for the purpose of any scheme instituted by the Company for providing pensions life assurances or other benefits for its employees and/or any employees of any of its subsidiary companies any Director holding any salaried employment or office in the Company shall be deemed an employee of the Company and may accordingly (if otherwise qualified under the provisions of the Scheme) become a member thereof and receive and retain all benefits to which he may become entitled. The Directors may pay out of the Company's moneys any premiums or contributions becoming payable by the Company under the provisions of any such Scheme in respect of any Directors holding any salaried employment or office in the Company who are members.

VOTES OF INTERESTED DIRECTORS

109. A Director shall not vote at Meetings of Directors upon any Resolution or matter relating to any scheme referred to in the preceding Article (including Resolution for the payment by the Company of contributions) in which he is personally interested and if he does so vote his vote shall not be counted.

LOSS PAYMENTS TO DIRECTORS OF OFFICE ETC.

110. The Company shall not except as permitted by the Act make to any Director any payment by way of compensation for loss of office as a Director of the Company or of a subsidiary of the Company or in consideration for or in connection with his retirement from any such office nor shall the Company make any payment to any Director of the Company in connection with the transfer of the whole or any part of the undertaking or property of the Company unless particulars with respect to the proposed payment (including the amount) have been disclosed to the members of the Company and the proposal has been approved by the Company in General Meeting.

                                      43.

                            XVII. ALTERNATE DIRECTORS

APPOINTMENT OF ALTERNATE DIRECTORS

111.  (a)   Each Director shall have power from time to time to nominate any person approved by the Board to act as an Alternate Director in his place during his inability for any reason to act as such Director and on such appointment being made the Alternate Director shall for all purposes be deemed to be a Director of the Company during the continuance of the appointment and shall have the same powers and rights other than to remuneration and be subject in all respects to the terms and conditions as exist with reference to other Directors and each Alternate Director whilst so acting shall observe and discharge all the duties of the Director for whom he is acting as an alternate.

      (b) A Director may at any time revoke the appointment of an Alternate Director appointed by him and appoint any person in his place.

      (c) Subject to the particular terms of his appointment the appointment of an Alternate Director shall be merely suspended by the resumption by the Director in right of whom he has been appointed of the duties of a Director.

      (d) Any appointment or removal under this Article shall be effected by notice delivered to the office in writing under the hand of the Director making the same.

      (e) An Alternate Director shall be paid such remuneration for his services as the Directors may determine provided the amount of such remuneration

                                      44.

            shall not exceed the amount of Directors' fees being paid the Director making the appointment.

      (f) An Alternate Director may as such resign by notice in writing under his hand delivered to the office.

      (g) Every person acting as an Alternate Director shall be responsible to the Company for his acts and defaults (if any) and shall not be or be deemed to be the Agent of the Director by whom he was appointed.

      (h) If a Director making an appointment under this Article shall cease to be a Director the person appointed by him shall thereupon cease to have any power or authority as an Alternate Director.

APPOINTMENT OF CO-DIRECTOR AS PROXY

112. A Director may with the approval of the Board by writing appoint any co-director as his proxy and in the absence of the appointor from the Board such proxy shall carry a vote and shall have the same rights and powers as the appointor but shall only count as one Director for the purposes of a quorum.

                         XVIII. PROCEEDINGS OF DIRECTORS

QUORUM OF DIRECTORS

113. The quorum necessary for the transaction of the business of the Directors shall be two (2).

DECISION OF QUESTIONS

114. Questions arising at any Meeting of the Directors shall be decided by a majority of votes each Director present having one (1) vote.

                                       45.

CHAIRMAN TO HAVE THE CASTING VOTE

115. The Chairman in the case of an equality of votes shall have a second or casting vote.

CHAIRMAN

116. The Directors may meet together for the despatch of business adjourn and otherwise regulate their Meetings as they think fit and determine the quorum necessary for any Committee for the transaction of business. A Director may at any time and the Secretary upon the request of a Director shall summon a Meeting of the Directors.

CHAIRMAN

117. The Directors may elect a Chairman of their Meetings and determine the period for which he is to hold office but if no Chairman is elected or if at any Meeting the Chairman is not present at the time appointed the Directors present shall choose one (l) of their number to be Chairman of such Meeting.

POWERS OF MEETING

118. A Meeting of the Directors for the time being at which a quorum is present shall be competent to exercise all or any of the authorities powers and discretions by or under the Articles of Association of the Company for the time being vested in or exercisable by the Board,

RESOLUTION IN WRITING

119. A Resolution in writing signed by all the Directors for the time being shall have the same force and effect as a Resolution passed at a Meeting of Directors duly called and constituted notwithstanding that such Resolution shall not have been passed at a Meeting of Directors.

DEFECT IN APPOINTMENT

120. All acts done at any Meeting of the Directors or by a Committee of Directors or by any person acting as a Director shall not withstanding that it shall afterwards be discovered that there was some defect in the appointment of such Directors or person acting as aforesaid or that they or any of them

                                       46.

      were disqualified be as valid as if every such person had been duly appointed and was qualified to be a Director.

                                  XIX. DIRECTOR

DELEGATION OF POWERS

121. The Directors may by Resolution, Power of Attorney or writing delegate any of their powers to committees consisting of such of the Directors as they think fit to act either in Australia or elsewhere throughout the world. Any committee so formed shall in exercise of the powers delegated conform to any regulations which may from time to time be imposed on it by the Directors.

EXECUTIVE COMMITTEE

122. (a) Without limiting the powers conferred by the preceding Article there may be created an Executive Committee which shall consist of such of the Directors as may be designated from time to time by the Board.

      (b) The Executive Committee shall possess and may exercise and perform each and all of the powers and duties as the Board entrusts to it including the power to cause the Seal of the Company to be affixed to any instrument which may be required to be executed to give effect to the powers and duties conferred by the Board.

      (c) The Executive Committee shall conform to such rules and regulations for the calling and holding of its Meetings as the Board shall determine.

      (d) The quorum necessary for a Meeting of the Executive Committee shall be such quorum as the Board shall determine.

                                       47.

      (e) Questions arising at any Meeting of the Executive Committee shall be decided in the manner determined by the Board.

REPORTS  AND RESOLUTIONS OF COMMITTEES

123. All committees including the Executive Committee shall cause the Directors to be informed of the Resolutions and recommendations of the Committee.

                       XX. MINUTES OF MEETINGS OF MEMBERS
                            DIRECTORS AND COMMITTEES

DUTIES OF DIRECTORS AS TO KEEPING OF MINUTES

124. The Directors shall cause Minutes to be duly entered in the books provided for the purpose of all appointments of officers made by the Directors of the names of the Directors present at each Meeting and all Resolutions and proceedings at General Meetings and at Meetings of Directors and Committees. All such Minutes shall be signed by the Chairman of the Meeting at which such proceedings were had or by the Chairman of the next succeeding Meeting.

MINUTES TO BE EVIDENCE

125. Any such Minutes of any Meeting of the Directors or of any committee or of the Company if purporting to be signed by the Chairman of such Meeting or of the next succeeding Meeting shall be receivable as prima facie evidence of the matters stated in such Minutes. The provisions of the Act as to the inspection and copies of Minutes of General Meetings shall be observed.

                            XXI. POWERS OF DIRECTORS

GENERAL POWERS OF COMPANY VESTED IN DIRECTORS

126. The business of the Company shall be managed by the Directors who may exercise all such powers of the Company and do on behalf of the Company all such acts as may be exercised

                                       48.

      and done by the Company and as are not by the Act or by these Articles required to be exercised or done by the Company in General Meeting subject nevertheless to these Articles and to the Act. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article. The Directors may arrange that the Company's business or any part or branch may be managed by any other company (including any company of which the Directors or any of them may be Directors) and that any branch of the business carried on by the Company or any other business in which the Company may be interested shall be carried on as or through one (1) or more subsidiary or associated companies and they may on behalf of the Company make such arrangements as they think advisable for taking the profits or bearing the losses of any branch or business so carried on or for financing assisting or subsidising any such subsidiary or associated company or guaranteeing its contracts obligations or liabilities.

                            XXII. MANAGING DIRECTORS

APPOINTMENT BY DIRECTORS

127. The Directors may from time to time appoint one (1) or more of their body to be Managing Director or Managing Directors of the Company for a fixed term not exceeding five (5) years and may from time to time subject to the provisions of any contract between him or them and the Company remove or dismiss him or them from office and appoint another or others in his or their place or places.

RETIREMENT RESIGNATION OR REMOVAL IN ABSENCE OF CONTRACT

128. Unless otherwise provided by any contract between him and the company a Managing Director shall be subject to the same provisions as to retirement resignation and removal as the other Directors of the Company and he shall immediately cease to be a Managing

                                       49.

      Director if he cease to hold the office of Director from any cause.

REMUNERATION

129. The remuneration of a Managing Director for his services as such shall from time to time be fixed by the Directors but shall not be or include a commission on or percentage of turnover.

POWERS OF MANAGING DIRECTOR

130. The Directors may from time to time entrust to and confer upon a Managing Director for the time being such of the powers exercisable under these Articles by the Directors as they may think fit and may confer such powers for such time and to be exercised for such objects and purposes and upon such terms and conditions and with such restrictions as they think expedient and they may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Directors in that behalf and may from time to time revoke withdraw alter or vary all or any of such powers.

                       XXIII. SECRETARY AND OTHER OFFICERS

SECRETARY

131. The Directors shall from time to time by Resolution and on any terms they think proper appoint a Secretary who shall attend the Meetings of the members and of the Directors and may be entrusted with the keeping of the Minutes of such Meetings. The Secretary shall perform all the usual duties incident to the office of Secretary and shall in addition perform such duties as shall be assigned to him from time to time by the Directors. The Directors may also appoint from time to time by Resolution and on any term they think proper one (l) or more Assistant or Acting Secretaries any of whom may in the absence or disability of the Secretary perform his duties. The Assistant Secretaries if any shall perform such other duties as may be assigned to them by the Directors or by the Secretary.

                                       50.

OTHER OFFICERS

132. Without prejudice to the general powers conferred by these Articles it is hereby expressly declared that the Directors shall have the power to appoint and at their discretion remove or suspend such managers secretaries treasurers and other officers clerks agents and servants for permanent or special services as they may from time to time think fit to determine their powers and duties and fix their salaries or emoluments and to require security in such instances and in such amount as they think fit.

                             XXIV. LOCAL MANAGEMENT

MANAGEMENT IN SPECIFIED LOCALITY

133. The Directors may from time to time provide for the management and transaction of the affairs of the Company in any specified locality whether in Australia or abroad in such manner as they think fit and the provisions contained in the three (3) next following Articles shall be without prejudice to the general powers conferred by this Article.

ESTABLISHMENT OF BOARDS AND APPOINTMENTS OF MANAGER ETC.

134. The Directors from time to time and at any time may establish any local boards or agencies for managing any of the affairs of the Company in any such specified locality and may appont any persons to be members of such local board or any managers or agents and may fix their remuneration and the Directors from time to time and at any time may delegate to any person so appointed any of the powers authorities and discretions for the time being vested in the Directors other than the power of making calls and may authorise the members for the time being of any such local board or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation.

                                      51.

POWERS OF ATTORNEY

135. The Directors may at any time and from time to time by Power of Attorney under the Seal appoint any person or persons to be the Attorney or Attorneys of the Company for such purposes and with such powers authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as the Directors may from time to time think fit and any such appointment may (if the Directors think fit) be made in favour of the members or any of the members of any local board or in favour of any company or of the members directors nominees or managers of any company or firm or in favour of any fluctuating body of persons whether nominated directly or indirectly by the Directors and any such Power of Attorney may contain such provisions for the protection or convenience or persons dealing with such Attorney or Attorneys as the Directors may think fit.

SUBDELEGATION

136. Any such delegates or attorneys as aforesaid may be authorised by the Directors to subdelegate all or any of the powers authorities and discretions for the time being vested in them.

                              XXV. BRANCH REGISTERS

BRANCH REGISTERS

137. (a) The Directors may from time to time establish and cause to be kept in any place outside the State or Territory of Incorporation a Branch Register of Members and an Official Seal and may discontinue any such Register and transfer the entries therein to some other Register. The Directors may empower any person or persons to keep the Branch Register and to approve of or reject transfers in that Register and every such person or persons may in respect of transfers or other entries

                                       52.

            in such Register for which they are appointed exercise all powers of the Directors in the same manner and to the same extent and effect as if the Directors were actually present in such place and exercised the same. The Directors may from time to time make such provisions as they may think fit respecting the use of such Official Seal.

      (b) Shares registered on a Branch Register shall be distinguished from shares registered in the Principal Register and no transaction with respect to any shares registered in a Branch Register shall during continuance of that Registration be registered in any other Register.

      (c) In any instrument of application for or transfer or transmission of shares of the Company the party purporting to become entitled to such shares as a result of the transaction may specify the Register upon which he desires such shares when in his name to be held and on such transaction becoming effective such specification may be given effect to by the Company. Nothing in this present Article shall affect the right of any shareholder to the transfer at any time Register of the Company to any other Register of the Company for the time being maintained by it nor to limit the right of the Company to discontinue any Branch Register,

                                 XXVI. THE SEAL

CUSTODY AND SAFE USE OF THE SEAL

138. The Directors shall provide for the safe custody of the Seal. The Seal shall never be used except by the authority of a Resolution `

                                       53.

      of the Board of Directors or of a Resolution of the Executive Committee should the power to affix the Seal be delegated by the Board of Directors to the Executive Committee. The Seal shall in every case be affixed in the presence of two (2) Directors who shall sign every instrument to which the Seal is affixed and every such instrument shall be countersigned by the Secretary or any Assistant Secretary or such other person as the Directors may appoint for that purpose.

Duplicate Common Seal For Share Certificate

139. The Company may if the Directors see fit obtain and keep a duplicate Common Seal which shall be a facsimile of the Common Seal of the Company with the addition on its face of the words "Share Seal" which Seal may be used for the purpose of authenticating share certificates of the Company.

                          XXVII. NEGOTIABLE INSTRUMENTS

                                  AND CONTRACTS

Execution Of Negotiable Instruments And Contracts

140. All promissory notes cheques drafts bills of exchange and other negotiable or transferable instruments and all receipts for money paid to the Company and all contracts not necessitating the Seal shall be signed drawn accepted endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by Resolution determine.

                                XXVIII. RESERVES

Establishment Of Reserves

l4l. The Directors may before recommending any dividend set aside out of the profits of the Company (in addition to any sums utilised in excess purchase or excess redemption of redeemable Preference Shares and so required to be set aside for share capital redemption funds) such sums as they think proper as a

                                       54.

      reserve which shall at the discretion of the Directors be applicable as to the whole or in part for meeting depreciation or contingencies for the gradual liquidation of any debt or liability of the Company for repairing or maintaining any property of the Company for equalising dividends for distribution by way of special dividend or bonus or for such other purposes as the Directors may think expedient in the interests of the Company and pending such application the Directors may employ the sums from time to time so set aside in the business of the Company or invest the same in such securities other than the shares of the Company as they may select and that without being bound to keep the same separate from the other assets. The Directors may also from time to time carry forward such sums as may be deemed expedient in the interests of the Company. The reserve or any profits carried forward or any part thereof may be capitalised in any manner hereafter provided.

                                 XXIX. DIVIDENDS

Declaration Of Dividends

l42. The Company in General Meeting may declare dividends and fix the time for payment thereof but no dividend shall exceed the amount recommended by the Directors* The Directors may from time to time cause the Company to pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company.

Dividend To Be Paid On Amount Paid On Shares

143, Subject to the rights of persons if any entitled to shares with special rights as to dividends all dividends shall be declared and paid according to the amounts paid up on Shares" the shares. Provided that and subject as aforesaid where capital is paid up during a period in respect of which a dividend is declared such capital shall entitle the holder only to an apportioned amount of such dividend as from the date or dates of payment up

                                       55.

      of such capital provided that if any share is issued on terms providing that it shall rank for dividend as from a particular date that share shall rank for dividend accordingly.

Dividends Out of Profits Only Not To Carry Interest

144. No dividend shall be payable except out of the profits of the year or any other undistributed profits of the Company but this proviso shall be without prejudice to the right of the Directors to apply any part of any reserves representing undistributed profits to provide make up equalise or increase any dividend or interim dividend or to pay a bonus from time to time. No dividend or interim dividend shall carry interest as against the Company.

What To Be Deemed Profits

145. For the purpose of Article 144 the declaration of the Directors as to the amount of profits shall be conclusive.

Debts Hay Be Deducted

146. The Directors may deduct from the dividends payable to any member all such sums of money as may be due from him to the Company on account of calls or otherwise.

Dividends In Specie

147. With the sanction of a General Meeting dividends may in the discretion of the Directors be paid wholly or in part in specie and may be satisfied in whole or in part by the distribution amongst the members in accordance with their rights of fully paid shares debentures or other securities of the Company or of any other Company or of any other property suitable for distribution as aforesaid. The Directors shall have full liberty to make all such valuations and adjustments and arrangements and to issue all such certificates or documents of title as may in their opinion be necessary or expedient with a view to facilitating the equitable distribution amongst the members of any dividends or portion of dividends to be satisfied as aforesaid

                                       56.

      or to giving them the benefit of their proper shares and interests in the property and no valuation adjustment or arrangement so made shall be questioned by any member.

Stock Dividend And Capitalisation of Reserves Etc.

148. The Directors may with the sanction of the Company in General Meeting resolve that any moneys investments or other assets forming part of the undivided profits of the Company standing to the credit of the reserve or other special account or in the hands of the Company and available for dividends and including any profit arising from the sale or revaluation of the assets of the Company or any part thereof or by reason of any other accretion to capital assets or representing premiums received on the issue of shares and standing to the credit of the share premium account be capitalised and distributed amongst members as would be entitled to receive the same if distributed by way of dividend and in the same proportions on the footing that they may become entitled thereto as capital and that all or any part of such capitalised fund be applied on behalf of such members in paying up in full any unissued shares of the Company which shall be distributed accordingly or in or towards payment of the uncalled liability on any issued shares and that such distribution or payment shall be accepted by such members in full satisfaction of their interest in the said capitalised sum provided that a share premium account and a capital redemption reserve fund may for the purpose of this Article only be applied in the paying up of unissued shares to be issued to members as fully paid Bonus Shares. Where any difficulty arises in respect of any distribution under this Article the Directors may settle the same as they think expedient and in particular they may issue fractional certificates fix the value for distribution of any fully paid up shares make cash payments to any members on the footing of the value so fixed in order to adjust rights and vest any

                                       57.

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      such shares in trustees upon such trusts for the persons entitled to share in the appropriation and distribution as may seem just and expedient to the Directors. When deemed requisite a proper contract for the allotment and acceptance of the shares to be so distributed shall be filed in accordance with the provisions of the Act and the Directors may appoint any person to sign such contract on behalf of the persons entitled to share in the appropriation and distribution and such appointment shall be effective.

Dividend Declared Before Registration Of Transfer


149. A transfer of shares shall not pass the right to any dividend declared thereon before the registration of the transfer.

Dividents To Joint Holders

150. In case of two or more persons registered as joint holders of any shares any one of such persons may give effectual receipts for any dividends or other moneys in respect of such shares.

Payment By Post

151. Any dividend may be paid by cheque or warrant sent through the post to the registered address of the member or person entitled thereto or in the case of joint holders to the registered address of that one whose name stands first on the Register, in respect of the joint holdings or to such person and to such address as the holder or joint holders may direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or of such person as the holder or joint holders may direct and payment of the cheque if purporting to be duly endorsed shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

                                       58.

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                           XXX. REGISTERS AND RETURNS

Registers Required To Be Kept

152. The Directors shall cause to be prepared and maintained all Registers required by the Act.

Closing Of Registers

153. Any register required to be kept by the Act may, subject to the Act, be closed by the Directors during such periods, but not exceeding in the aggregate thirty (30) days in any calendar year, as they may resolve.

Application Of The Act

154. These provisions are in no way to affect the obligation of the Company or its Directors Managers and Secretaries to comply with all the provisions of the Act.

                            XXXI. ACCOUNTS AND AUDIT

Accounts To Be Kept

155.  (a)   The Directors shall cause to be kept proper accounting and other records in accordance with the Act and these Articles.

      (b) Such records shall be kept as are necessary to give a true and fair view of the state of affairs of the Company and the trading operations of the Company.

      (c) Such records shall be kept as to enable them to be conveniently audited.

      (d) Such records shall be retained for a period of seven (7) years at least following the date on which the transaction covered by such records took place.

Directors' Obligations

156. Any Director of the Company who fails to take all steps to secure compliance by the Company with the provisions of the Act relating to accounts or by his own wilful act has been

                                       59.

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      the cause of any default by the Company under such provisions shall] be personally liable for any penalty imposed on him under the Act.

Place Of Keeping Accounts

157.  (a)   The accounting and other records and where the Company conducts business outside the slate accounting records from which balance sheets and profit and loss accounts can be prepared will be kept at the office of the Company or such other place as the Directors think fit.

      (b) If the Company keeps accounting and other records at a place outside the State or Territory of incorporation there shall be sent and kept at a place in the State or Territory of incorporation and be at all times open to inspection by the Directors such statements and returns with respect to the business dealt with in the records so kept as will enable the preparation of true and fair profit and loss accounts and balance sheets and any documents required to be attached thereto.

Inspection by Shareholders

158. The Directors shall from time to time (subject to the provisions of the Act) determine whether and to what extent and at what times and places and under what conditions or regulations the accounting and other records of the Company or any of them shall be open to the inspection of the members and no member not being a Director shall have any right of inspecting any accounting or other records of the Company except as conferred by Statute or authorised by the Directors or by a Resolution of the Company in General Meeting.

Directors' Remuneration

159. The published accounts of the Company shall disclose the total remuneration (inclusive of fees percentages bonuses and commissions

                                       60.

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      or other emoluments) paid to or receivable by all the Directors from the
      Company or from its subsidiaries (if any) put the remuneration of Directors who are engaged in the full time employment of the Company or any subsidiary or holding company of the Company or of any two (2) or more of them need not be included in this amount.

Appointment And Duties Of Auditor

160.  (a)   The Company at each Annual General Meeting shall appoint an
            Auditor to hold office until the next Annual General Meeting and fix his remuneration,

      (b) The Company shall not appoint an Auditor unless such Auditor has prior to such appointment, consented in writing to act as Auditor and in the event that a Firm be appointed as Auditors, unless its consent in writing under the hand of at least one (1) Partner to act as such Auditor has been obtained.

Filling Casual Vacancies Of Auditor

161. Subject to the Act the Directors may fill any casual vacancy in the office of Auditor but while any such vacancy continues the surviving or continuing Auditor, if any, may continue to act.

Disqualifications For Appointment As Auditor

162. None of the following persons shall be qualified for appointment or to act as an Auditor for the Company

      (i)   a Director or Officer of the Company;

      (ii) a person who is a Partner of or in the employment of or the employer of a Director or Officer of the Company;

      (iii) a body corporate;

      (iv)  a person who is or becomes indebted in

                                       61.

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            an amount exceeding Five Hundred Pounds ((pound)500) (01,000) to the
            Company.

Accounts To Be Conclusive

163. Every account when audited and approved by a General Meeting shall be conclusive except as regards any error discovered therein within three (3) months next after the approval thereof. Whenever any error is discovered within that period the account shall forthwith be corrected and thenceforth be conclusive.

                                 XXXII. NOTICES

How Notices To Be Served on Members

164. A notice or other document may be served by the Company upon any member either personally or by sending it through the post in a prepaid envelope or wrapper addressed to such member at his registered place of address being a place in Australia in the Register.

Service Of Notice On Members Outside The Commonwealth

165. Each member whose registered place of address is not in the Commonwealth of Australia or being in Australia is not served by regular ordinary mail services shall from time to time notify in writing to (the Company an address within Australia which shall be deemed his registered place of address within the meaning of the last preceding Article.

Notice Where No Address

166. If a member has no registered address and has not supplied to the Company an address for the giving of notice to him notice shall be deemed to be duly given by exhibiting the notice at the office for three (3) consecutive days following the date of the notice.

Notices To Persons Entitled Shares

167. Every person who by operation of law transfer or other means whatsoever shall become entitled to any shares shall be bound by any and every notice which previous to his name and address being entered on the Register in respect of such shares shall have been duly

                                       62.

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      given to the person from whom he derives his title to such shares.

Notice To Joint Holders Of Shares

168, A notice may be given by the Company to joint holders of a share by giving the notice to the joint holder named first in the Register in respect of the share.

When Notice Deemed to Be Served

169. Any notice or other document if sent by post shall be deemed to have been served on the day following the day on which the envelope or wrapper containing the notice or other document was properly addressed and stamped and put in the post. A Certificate in writing signed by any Manager, Secretary or other officer of the Company that the letter, envelope or wrapper containing the notice was so addressed stamped and put in the post shall be prima facie evidence thereof.

How Notice To Be Signed

170. The signature of any notice to be given by the Company may be written printed typed or otherwise mechanically reproduced.

How Time To Be Counted

171. Subject to the Act where a given number of days' notice or notice extending over any other period is required to be given the day of service and the day on which the notice is to be operative shall be excluded in computing such number of days or other period.

Notice By Advertisement

172. Any notice required to be given by the Company to the members or any of them and to the Auditor and not expressly provided for by these Articles shall be sufficiently given if given by advertisement. Any notice required to be or which may be given by advertisement shall be advertised once in one (1) newspaper circulating in the Capital City of the State or Territory of incorporation and shall be taken as given on the day on which such advertisement appears.

                                       63.

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NOTICE BY POST

173. Any notice or document sent by post to or left at the registered address of any member in pursuance of these presents shall notwithstanding such member be then deceased, bankrupt or of unsound mind and whether or not the Company had notice thereof be deemed to have been duly served in respect of any shares whether held solely or jointly with other persons by such member until some other person be registered in his stead as the holder or joint holder thereof and such service shall for all purposes of these presents be deemed a sufficient service of such notice or document on his heirs, executors or administrators, receiver, trustee, committee or person entitled to administer his property or affairs and upon all such persons, if any, jointly interested with him in any such share.

                                XXXIII. INDEMNITY

INDEMNITY TO DIRECTOR AND OTHER OFFICERS

174. Every Auditor, Director, Managing Director, Agent, Secretary and other officer for the time being of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as such in defending any proceedings whether civil or criminal in which Judgment is given in his favour or in which he is acquitted or in connection with any application in relation thereto in which relief is under this Act granted to him by the Court in respect of any negligence, default, breach of duty or breach of trust.

                                XXXIV. WINDING UP

WINDING UP

175. If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up capital such assets shall be distributed so that as nearly as may be the losses shall be borne by the members in proportion to the capital paid up

                                       64.

      or which ought to have been paid up at the commencement of the winding up on the shares held by them respectively and if in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up the excess shall be distributed amongst the members in proportion to the capital at the commencement of the winding up paid up or which ought to have been paid up on the shares held by them respectively. This clause is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

      (a) If the Company shall be wound up whether voluntarily or otherwise the liquidators may with the sanction of a Special Resolution divide among the contributories in specie or kind any part of the assets of the Company and may with the like sanction vest any part of the assets of the Company in trustees upon such trusts for the benefit of the contributories or any of them as the liquidators with the like sanction shall think fit.

      (b) In case any shares to be so divided involve a liability to calls or otherwise any person entitled under such division to any of the said shares may within ten (10) days after the passing of the Resolution by notice in writing direct the liquidators to sell his proportion and pay him the net proceeds and the liquidators shall if practicable act accordingly

                                 XXXV. GENERAL

176. Whenever in accordance with these Articles the consent concurrence resolution appointment or other authority or communication of

                                       65.

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      any kind of or from the holders of any specified proportion or majority of the share capital of the Company or of any specified class or of any part or parts or of or from the Directors or any of them or of any other person is necessary or can be given or made in writing in regard to any matter act or thing referred to in these Articles of any such consent concurrence resolution appointment or other authority or communication may consist of one or more documents (including a cable or other similar means of communication) and if signed or sent or purporting to be signed or sent by or on behalf of any of such holders or Directors or of any other person as aforesaid shall be accepted and acted on accordingly.

                                       66.

I, Neil Halley McIntyre, being the Chairman of the Extraordinary General Meeting of J.I. Case (Australia) Pty. Limited held on the Fifteenth day of November, 1965 hereby certify that this and the preceding 66 pages constitute a true copy of the Articles of Association of the said company adopted by Special Resolution passed at the said meeting.

                                             NEIL HALLEY McINTYRE

                                       67.